UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Atlantic Capital Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Atlantic Capital Bancshares, Inc.
3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050

April 2, 2018
To the Shareholders of Atlantic Capital Bancshares, Inc.:
We are pleased to invite you to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Atlantic Capital Bancshares, Inc. (the “Company”). The Annual Meeting will be held at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309 on Thursday, May 17, 2018 at 10:00 a.m., local time.
Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, each of which we urge you to read carefully. In addition, enclosed are a proxy card and a copy of our Annual Report to Shareholders for the year ended December 31, 2017.
We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. You may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.
If you have any questions or need assistance voting your shares, please contact Patrick T. Oakes, the Company’s Executive Vice President, Chief Financial Officer, and Secretary, at (404) 995-6050.

Sincerely,

Douglas L. Williams	Walter M. Deriso, Jr.
President and Chief Executive Officer	Chairman of the Board

Atlantic Capital Bancshares, Inc.
3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(404) 995-6050

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2018 AT 10:00 A.M.

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Atlantic Capital Bancshares, Inc. (the “Company”) will be held at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309 on Thursday, May 17, 2018 at 10:00 a.m., local time, for the following purposes:
1.to elect ten directors of the Company to serve one-year terms expiring at the 2019 annual meeting of shareholders or until their successors are duly elected and qualified;
2.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
We have fixed March 23, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting by Internet, telephone, or mail, as described on the enclosed proxy card. You may also vote your shares in person at the Annual Meeting. To obtain directions to the Annual Meeting, please call (404) 995-6050.
The Board of Directors recommends that shareholders vote “FOR” each of the director nominees and “FOR” the ratification of the appointment of our independent registered public accounting firm.
You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 17, 2018: the Company’s Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders are available free of charge at www.envisionreports.com/acbi and on the Company’s Investor Relations website at atlanticcapitalbank.com.
By order of the Board of Directors
Patrick T. Oakes
Executive Vice President, Chief Financial Officer, and Secretary
Atlanta, Georgia
April 2, 2018

April 2, 2018

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2018

The Board of Directors (the “Board of Directors” or “Board”) of Atlantic Capital Bancshares, Inc. (the “Company”) is furnishing you this Proxy Statement to solicit proxies, on its behalf, to be voted at the Company’s 2018 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, May 17, 2018, at 10:00 a.m., local time, at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309, and at any adjournment or adjournments thereof. These proxy materials are first being mailed or made available to shareholders on or about April 2, 2018.
The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s common stock, including unvested shares of the Company’s restricted stock, and secure their voting instructions and will reimburse them for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from shareholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from shareholders in person, by telephone, by e-mail, or by special letter.
The Annual Meeting will be held for the purpose of considering and voting upon the following:
1.    to elect ten directors of the Company to serve one-year terms expiring at the 2019 annual meeting of shareholders or until their successors are duly elected and qualified;
2.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. The Board is not aware of any other business to come before the Annual Meeting.

i

ii

GENERAL INFORMATION
Date, Time, and Place
The Company will hold its Annual Meeting at The Piedmont Driving Club, 1215 Piedmont Avenue NE, Atlanta, Georgia 30309 at 10:00 a.m., local time, on Thursday, May 17, 2018.
Purpose of the Annual Meeting
At the Annual Meeting, the Company’s shareholders will be asked to consider and vote upon the following:
1.    to elect ten directors of the Company to serve one-year terms expiring at the 2019 annual meeting of shareholders or until their successors are duly elected and qualified;
2.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. The Board is not aware of any other business to come before the Annual Meeting.
Recommendation of the Board of Directors
The Board has determined that each of the proposals is advisable and in the best interests of the Company and its shareholders and recommends that the Company’s shareholders vote “FOR” each of the director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
Who May Vote
Shareholders of record of Company common stock (“Common Stock”), as of the close of business on March 23, 2018, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the record date, there were 25,772,275 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
Voting Methods
You may vote at the Annual Meeting: (i) in person, (ii) by mail via your proxy card, (iii) by telephone, or (iv) on the Internet. Instructions regarding telephone and Internet voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.
Voting by Proxy
The form of proxy solicited by the Board permits you to specify a choice among “for” all nominees, “for all except” designated nominees, and “withhold” authority to vote for each nominee for election as director, and a choice among “for,” “against,” and “abstain” with respect to the auditor ratification proposal. All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their best judgment. The proxies also have discretionary authority to vote to adjourn the Annual Meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations. The Board has selected Douglas L. Williams, Patrick T. Oakes, and Annette Rollins to act as proxies with full power of substitution at the Annual Meeting. Any of them are authorized to vote, on behalf of the Board, all proxies to vote shares of Common Stock at the Annual Meeting or any adjournment thereof granted by shareholders of the Company. The enclosed proxy with respect to the Annual Meeting is solicited by the Board.
Revocability of Proxies
Even if you execute a proxy, you have the right to revoke it and change your vote by notifying us at any time before your proxy is voted. You may revoke a proxy at any time before the shares are voted, by submitting written notice of revocation to Patrick T. Oakes, the Company’s Secretary; by submitting a proxy by mail, Internet, or telephone, having a later date; or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.
Quorum and Vote Necessary for Action
Quorum. The presence of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.
Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non‑vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker non-votes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and therefore will have no effect on the vote required for a particular matter.
“Routine” and “Non-routine” Matters. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is considered a routine matter under applicable stock exchange rules. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on this proposal. The election of directors is considered a non-routine matter under applicable stock exchange rules, and your broker is not entitled to vote your shares on this proposal without your instructions.
Abstentions and Withheld Votes. If you abstain from voting or withhold your vote on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against that matter.
Required Vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, which means that the ten director nominees who receive the greatest number of “for” votes will be elected. You may vote “for,” “for all except” designated nominees, or “withhold” with respect to the election of directors. Ratification of the appointment of our independent registered accounting firm requires the affirmative vote of the majority of the votes cast with respect to this matter at the Annual Meeting. You may vote “for,” “against,” or “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm.

REFERENCES TO OUR WEBSITE ADDRESS
References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
Principal Shareholders
The following table sets forth information with respect to the beneficial ownership of Common Stock as of March 23, 2018 by those persons known to the Company to be the beneficial owners of more than five percent of the Common Stock, based solely on the most recent statements of ownership filed with the Securities and Exchange Commission (the “SEC”) and the information contained in those filings. Percentages are calculated based on 25,772,275 shares outstanding as of March 23, 2018. The nature of beneficial ownership of the shares included is presented in the notes following the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
T. Rowe Price Associates, Inc. (2)	3,654,376	14.2%
RMB Capital Holdings, LLC (3)	2,501,660	9.7%
The Bank of New York Mellon Corporation (4)	1,392,698	5.4%
_______________

(1)
“Beneficial Ownership” for purposes of this table is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the SEC pursuant to Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)
The information reported is based upon a Schedule 13G, which was filed with the SEC on February 14, 2018. Consists of 753,303 shares of Common Stock in which T. Rowe Price Associates, Inc. (“T. Rowe Price”) has sole voting power and 3,654,376 shares of Common Stock in which T. Rowe Price has sole dispositive power. The Schedule 13G further states that the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe Price serves as investment adviser. Any and all discretionary authority that has been delegated to T. Rowe Price may be revoked in whole or in part at any time. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
The information reported is based upon a Schedule 13G, which was filed with the SEC on February 13, 2018 on behalf of RMB Capital Holdings, LLC, RMB Capital Management, LLC, Iron Road Capital Partners, LLC, RMB Mendon Managers, LLC, and Mendon Capital Advisors Corp. (collectively, the “RMB Group”). Each member of the RMB Group shares voting and dispositive power over all or a portion of the 2,501,660 shares. The address of RMB Capital Holdings, LLC is 115 S. LaSalle Street, 34th Floor, Chicago, IL 60603.

(4)
The information reported is based upon a Schedule 13G, which was filed with the SEC on February 7, 2018. Consists of 430,758 shares of Common Stock in which The Bank of New York Mellon Corporation (“BNY Mellon”) has sole voting power, 1,320,820 shares of Common Stock in which BNY Mellon has sole dispositive power, and 71,878 shares of Common Stock in which BNY Mellon has shared dispositive power. All of the shares are beneficially owned by BNY Mellon and some of its direct or indirect subsidiaries in their various fiduciary capacities. The address of BNY Mellon is 225 Liberty Street, New York, NY 10286.
Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of Common Stock as of March 23, 2018 by all current directors, director nominees, the named executive officers as identified in the Summary Compensation Table included in this Proxy Statement (the “Named Executive Officers”), and all current directors, director nominees, and executive officers of the Company as a group. Percentages are calculated based on the number of shares outstanding as of March 23, 2018. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock (1)
Douglas L. Williams	260,185 (2)	1.0%
Patrick T. Oakes	35,265 (3)	*
Richard A. Oglesby, Jr.	60,990 (4)	*
D. Michael Kramer	238,069 (5)	*
Walter M. Deriso, Jr.	172,920 (6)	*
Adam D. Compton (Nominee)	—	*
Henchy R. Enden	3,802 (7)	*
James H. Graves	47,700 (8)	*
Douglas J. Hertz	49,546 (9)	*
Adam G. Hurwich	5,680 (10)	*
Larry D. Mauldin	40,361 (11)	*
R. Charles Shufeldt	17,036 (12)	*
Lizanne Thomas	2,671 (13)	*
Marietta Edmunds Zakas	14,546 (14)	*
All current directors and executive officers as a group (16 persons)	876,890 (15)	3.4%
* Less than 1% of the outstanding shares of Common Stock.
_______________

(1)
Applicable percentage of ownership is based upon 25,772,275 shares of our Common Stock outstanding on March 23, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 23, 2018 are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	Includes 50,000 shares of Common Stock issuable with respect to options presently exercisable.

(3)	Includes 20,000 shares of Common Stock issuable with respect to options presently exercisable and 7,000 shares of restricted stock.

(4)
Includes 12,500 shares of Common Stock in which Mr. Oglesby shares voting and dispositive power with his spouse, 2,500 shares of Common Stock owned by Mr. Oglesby’s children, and 12,500 shares of Common Stock issuable with respect to options presently exercisable.

(5)
Mr. Kramer resigned as a director effective October 31, 2017 and as President and Chief Operating Officer effective December 22, 2017, but is included pursuant to applicable SEC Rules because he is one of our “Named Executive Officers” of the fiscal year ended December 31, 2017. Information is based upon his Section 16 filings and other information made available to us. Includes 198,700 shares of Common Stock issuable with respect to options presently exercisable and 20,000 shares of Common Stock in which Mr. Kramer shares voting and dispositive power with his spouse.

(6)	Includes 1,063 shares of restricted stock.

(7)	Includes 940 shares of Common Stock issuable with respect to options presently exercisable and 1,063 shares of restricted stock.

(8)	Includes 15,000 shares of Common Stock owned by Mr. Graves’ spouse, 32,000 shares of Common Stock owned by Erwin, Graves and Associates, LP, and 700 shares of restricted stock.

(9)
Includes 5,000 shares of Common Stock issuable with respect to options presently exercisable, 1,063 shares of restricted stock, and 34,575 shares of Common Stock held by the Douglas J. Hertz Family Foundation. Mr. Hertz has dispositive and voting control of such 34,575 shares.

(10)	Includes 940 shares of Common Stock issuable with respect to options presently exercisable and 1,063 shares of restricted stock.

(11)	Includes 1,880 shares of Common Stock issuable with respect to options presently exercisable and 1,063 shares of restricted stock.

(12)	Includes 5,000 shares of Common Stock issuable with respect to options presently exercisable and 1,063 shares of restricted stock.

(13)	Includes 1,063 shares of restricted stock.

(14)	Includes 5,000 shares of Common Stock issuable with respect to options presently exercisable and 1,063 shares of restricted stock.

(15)
Consists of shares of Common Stock beneficially owned by all current directors and executive officers. Includes 52,002 shares of restricted stock and 128,760 shares of Common Stock issuable with respect to options presently exercisable.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Bylaws provide that the Board of Directors will consist of at least five but not more than twenty-five members. The exact number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of a majority of all the outstanding shares of Common Stock entitled to vote in an election of directors, or by the Board by the affirmative vote of a majority of the directors then in office.
The number of directors is currently fixed at ten, with all directors currently serving terms expiring at the Annual Meeting. Each director also currently serves as a director of Atlantic Capital Bank, the Company’s wholly-owned banking subsidiary (the “Bank”).
The Board of Directors, upon recommendation of the Governance and Nominating Committee, has nominated Walter M. Deriso, Jr., Adam D. Compton, Henchy R. Enden, James H. Graves, Douglas J. Hertz, Larry D. Mauldin, R. Charles Shufeldt, Lizanne Thomas, Douglas L. Williams, and Marietta Edmunds Zakas, all of whom, except for Mr. Compton, currently are directors of the Company and whose terms expire at the Annual Meeting, for election by the shareholders. Upon election, each such nominee will serve until the 2019 annual meeting of shareholders or until his or her earlier resignation or retirement or until a successor is elected and qualified. Although the Board expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death, resignation, or any other unexpected occurrence, the persons named as proxies in the accompanying form of proxy may vote for a substitute nominee proposed by the Board.
Proxies may not be voted for a number of persons greater than the number of nominees.
The Board of Directors recommends a vote “FOR” each of Walter M. Deriso, Jr., Adam D. Compton, Henchy R. Enden, James H. Graves, Douglas J. Hertz, Larry D. Mauldin, R. Charles Shufeldt, Lizanne Thomas, Douglas L. Williams, and Marietta Edmunds Zakas for election as directors of the Company.
Properly submitted proxies will be voted “FOR” election of each of the nominees unless otherwise specified.

DIRECTORS AND EXECUTIVE OFFICERS
This section provides information regarding the current directors, director nominee, and executive officers of the Company. Each of the current directors of the Company is also a current director of the Bank. Directors of the Company serve for a term of one year and are elected at the Company’s annual meeting of shareholders, and directors of the Bank serve for a term of one year and are elected by the Company, as the Bank’s sole shareholder, each year at the Bank’s annual meeting of shareholders.
Pursuant to a Stock Purchase Agreement by and between First Security Group, Inc. (“First Security”) and the investors named therein, which was assumed by the Company in connection with the acquisition of First Security in November 2015, each of Ulysses Partners, L.P. and MFP Partners, L.P. has the right to designate one nominee for election to the Board. Ulysses Partners, L.P. has designated Adam D. Compton and MFP Partners, L.P. has designated Henchy R. Enden as a nominee for election at the Annual Meeting. Adam G. Hurwich, who was designated by Ulysses Partners, L.P. in previous years, will not stand for re-election at the Annual Meeting, and as a result, his term as a director will end at the commencement of the Annual Meeting.
The following biographical information for our director nominees and executive officers discloses each person’s age as of April 2, 2018, business experience, and other directorships held during the past five years. For our director nominees, it also includes the experiences, qualifications, attributes, and skills that caused the Governance and Nominating Committee and the Board to determine that the individual should serve as a director for the Company, and the year that each individual was first elected to the Board or the Board of Directors of the Bank. Unless otherwise specified, each individual has held his or her current position for at least five years. The Company’s officers are appointed or elected by the Board and hold office at the discretion of the Board.
Board of Directors
Walter M. “Sonny” Deriso, Jr. (71)—Mr. Deriso has been Chairman and a director of the Company since October 2006. Mr. Deriso served as the Company’s Executive Chairman from October 2006 to June 2013 and has served as the non-executive Chairman since June 2013. From 1997 to February 2005, Mr. Deriso served as Vice Chairman of Synovus Financial Corp., a diversified financial services company, in Columbus, Georgia, where he was responsible for Synovus Financial Management Services, including Synovus Securities, Inc., Synovus Trust Company, Synovus Insurance Company, Inc., and Private Client Services and 14 Synovus banks. From 1997 to 2005, he served as a member of the board of directors of Synovus Financial Corp, as Chairman of the board of Synovus Trust Company, as Chairman of Synovus Insurance Services, Inc. of Georgia, Alabama, and South Carolina, and as Chairman of the Synovus Leadership Institute. From 1997 to 2006, Mr. Deriso served as Chairman of the board of Security Bank and Trust Company of Albany, a Synovus bank. He served on the board of directors of Post Properties from 2004 through 2016. He is currently an emeritus member of the Board of Trustees of Emory University, Chairman of the board of directors of the Georgia Regional Transportation Authority, and a member of the board of directors of the Georgia Chamber of Commerce. The Board believes that Mr. Deriso’s strong leadership and deep institutional knowledge and perspective regarding the Company’s strengths, weaknesses, and opportunities qualify him to serve on the Board.
Henchy R. Enden (45)—Ms. Enden has been a director of the Company since 2015 and served as a director of First Security from 2013 until 2015. Ms. Enden is an Equity Analyst for MFP Investors LLC, an investment management company based in New York, a position she has held since May 2004. She currently serves as a director of Bridgeview Bancorp, a $1.1 billion bank in Chicago, Illinois. Ms. Enden also served as director of West Coast Bancorp and West Coast Bank, a $2.4 billion community bank in Lake Oswego, Oregon, from January 2012 until April 2013, when West Coast was purchased by Columbia Banking System, Inc. She holds a B.S. degree from Touro College and an MBA from Columbia Graduate School of Business. The Board of Directors believes Ms. Enden’s experience as an analyst as well as prior service on bank boards and her service on the First Security board of directors qualify her to serve on the Board.

James H. Graves (69)—Mr. Graves has served as Managing Director and Partner of Erwin, Graves & Jones, LP, a management consulting firm located in Dallas, Texas, since January 2001. Mr. Graves also served as Executive Vice President of Financial Strategy for DeviceFidelity Inc., a financial services technology company, from March 2008 through September 2012. Mr. Graves served as a director, Vice Chairman of the Board of Directors and Chief Operating Officer of Detwiler, Mitchell & Co., a Boston-based securities research firm, from June 2002 until June 2006. Prior to that, Mr. Graves held various positions, including Chief Operating Officer, with J.C. Bradford & Company, a Nashville-based securities firm. He also worked for Dean Witter Reynolds, Inc. as the head of the energy group and later as head of the industry investment banking groups in New York. Mr. Graves served as a director of Tristate Capital Holdings from 2011 to 2015. Mr. Graves currently serves as a director at Hallmark Financial Services, Inc. where he has served since 1995 and First Cash, Inc. where he has served as a director since 1996. Mr. Graves also serves as a director of various privately-held companies, including BankCap Partners LP (a founding investor in the Company) and a healthcare technology company. The Company’s Board believes that Mr. Graves’ significant experience in the financial services sector, as well as his experience with financial reporting and accounting, qualify him to serve on the Board.

Douglas J. Hertz (65)—Mr. Hertz has been a director of the Company since March 2011. Mr. Hertz began his professional career with KPMG LLP, in New Orleans, in the accounting and consulting services area. Upon returning to Atlanta, he joined United Distributors, Inc., a privately held beverage distributor, and became its President and Chief Executive Officer in 1984. Mr. Hertz is Chairman of Camp Twin Lakes, a camping facility designed for chronically ill and disadvantaged children that he founded in 1989. He sits on the boards of Georgia Power Company, Georgia Ports Authority, Georgia Research Alliance, Woodruff Arts Center, and other civic organizations in Atlanta. Mr. Hertz serves as a trustee of the East Lake Community Foundation, Holly Lane Foundation, and the Marcus Foundation. Mr. Hertz is Chair of the board of Tulane University and is the immediate Past Chair of the board of Children’s Healthcare of Atlanta. The Company’s Board believes that Mr. Hertz’s oversight and risk management experience, in addition to his knowledge of and experience in financial reporting and accounting, qualify him to serve on the Board.
Larry D. Mauldin (72)—Mr. Mauldin was Chairman of First Security and FSGBank’s boards of directors from April 2012 to October 2015 and has served as a director on the Company’s Board since November 2015. After a 39-year career, he retired as Chair, President, and Chief Executive Officer of SunTrust Bank, East Tennessee in 2007 after serving in this role at multiple SunTrust Banks in Georgia and Tennessee from 1981. He has been Chief Executive Officer of Mauldin Properties, LLC since 1996, past Chairman of the board and current member of the finance, audit and compensation committees of Covenant Health, a Tennessee public benefit nonprofit corporation (10 hospital health care system), since 2008, and Chairman and Vice-Chairman of the board, Project GRAD Knoxville, Inc., a Tennessee public benefit nonprofit corporation, since 2004. In addition, he serves on Tennessee Wesleyan College’s Board of Trustees and finance committee as well as the Great Smoky Mountain Council of Boy Scouts of America’s finance, audit, and investment committees. Mr. Mauldin earned a Bachelor of Business Administration degree with honors from Emory University and a Masters of Business Administration degree from Michigan State University. The Company’s Board believes that Mr. Mauldin’s 40 years of banking experience, including executive roles and chairman of the board of directors of a public company, qualifies him to serve on the Board.
R. Charles Shufeldt (67)—Mr. Shufeldt has been a director of the Company since January 2011. Since October 2014, Mr. Shufeldt has been a full-time employee of Brown Brothers Harriman & Company, where he has served as a senior advisor since 2010. Mr. Shufeldt started his career more than three decades ago at Brown Brothers Harriman in New York. He moved to Atlanta in 1984, where he joined the predecessor of SunTrust Bank. During Mr. Shufeldt’s 24 year career at SunTrust he held senior positions in corporate banking, capital markets, and investment banking, and prior to his retirement in 2008 was an Executive Vice President of the holding company and CEO of SunTrust Robinson Humphrey. Mr. Shufeldt has served on numerous boards of private companies and currently serves on the boards of Prime Revenue and Frapag US. Mr. Shufeldt remains active in the Atlanta community and has served on the boards of numerous community organizations in the past and currently serves on the board of directors of the PATH Foundation.

The Company’s Board believes that Mr. Shufeldt’s strong experience in the financial services sector, institutional knowledge, and leadership attributes qualify him to serve on the Board.
Lizanne Thomas (60)—Ms. Thomas has been a director of the Company since November 2015. Ms. Thomas serves as the Partner-in-Charge of the Southern Region of Jones Day and has been practicing corporate law since 1982. She heads Jones Day’s global corporate governance team. Ms. Thomas regularly advises clients with respect to corporate governance, including takeover preparedness and shareholder activism, public and private mergers and acquisitions, internal investigations, corporate and securities compliance, and disclosure and fiduciary issues. Ms. Thomas served on the board of directors of Krispy Kreme Doughnuts, Inc. (NYSE) from October 2004 to July 2016 and served on its Audit Committee and as Chair of its Nominating and Corporate Governance Committee. Ms. Thomas also served on the board of directors of Popeyes Louisiana Kitchen (NYSE) from October 2015 through March 2017. Ms. Thomas’ background as a legal adviser to public companies for 35 years provides the Board with extensive securities regulation, corporate governance, and risk management experience. Her experience leading the 300-lawyer Southern Region of Jones Day gives her valuable experience in managing operations, financial statement, and profit and loss responsibility. Ms. Thomas also provides governance, audit, and community-service skills and experience gained through her current service as Trustee of Washington & Lee University, and as a member of the Board of Trustees of the Georgia Research Alliance, where she serves as the Chair of the Audit Committee. The Board believes that her strong corporate governance experience qualifies her to serve on the Board.
Douglas L. Williams (60)—Mr. Williams has been Chief Executive Officer and a director of the Company since October 2006 and served as President from 2006 until November 2015. He was appointed as President effective December 22, 2017 in connection with the resignation of D. Michael Kramer from that position. From 1980 until 2006, Mr. Williams was with Wachovia Corporation (“Wachovia”), a diversified financial services company, where he served in a variety of banking assignments. From 2003 until 2006, Mr. Williams was Managing Director and Head of the International Corporate Finance Group, with responsibility for Wachovia’s investment banking and corporate finance activities with corporations based in Europe, Asia, and Latin America. From 2001 until 2004, he served as Executive Vice President and Head of the Global Corporate Banking Division, which was comprised of over 300 banking professionals, managing corporate banking relationships within 12 specialized industry groups and four global regions. From 2000 until 2001, when Wachovia merged with First Union, Mr. Williams was Chief Risk Officer for all corporate, institutional, and wholesale banking activities. Mr. Williams’ prior assignments at Wachovia included a variety of corporate relationship management and risk management officer positions. Mr. Williams serves on the boards of directors of the Metro Atlanta Chamber of Commerce, the Georgia Chamber of Commerce, and The Good Samaritan Health Clinic and is a member of the Buckhead Coalition. He formerly served as Chairman of the Community Depository Institutions Advisory Council of the Sixth Federal Reserve District and on the boards of directors of the High Museum of Art and the YMCA of Metropolitan Atlanta. The Board believes that Mr. Williams’ strong leadership as President and Chief Executive Officer, executive experience, deep institutional knowledge, and perspective regarding the Company’s strengths, weaknesses, and opportunities qualify him to serve on the Board.
Marietta Edmunds Zakas (59)—Ms. Zakas has been a director of the Company since March 2011. Ms. Zakas has been Executive Vice President and Chief Financial Officer at Mueller Water Products since January 2018. Prior to that, she was Senior Vice President of Strategy, Corporate Development, and Communications as well as Human Resources at Mueller Water Products, where she has been since 2006. Prior to joining Mueller Water Products, she served in various positions at Russell Corporation from 2001 to 2006, culminating in her role as Corporate Vice President, Chief of Staff, Business Development, and Treasurer. From 1993 to 2000, Ms. Zakas held positions of increasing responsibility at Equifax, including serving as Corporate Vice President, Treasurer, Corporate Secretary, and Director of Investor Relations. She began her professional career as an investment banker at Morgan Stanley in New York. Ms. Zakas is a Trustee Emerita at Randolph College. She has also served on the boards of Randolph-Macon Woman’s College (now Randolph College), The Westminster Schools, Berkeley Divinity School of Yale University, and Georgia Trust. Ms. Zakas earned a B.A. from Randolph-Macon Woman’s College, a J.D. from the University of Virginia School of Law, and an MBA from the University of Virginia Darden School of Business. The Company’s Board believes that Ms. Zakas’ in-depth knowledge of business operations and strategy, together with her broad experience related to financial and corporate governance matters, qualify her to serve on the Board.
Director Nominee
Adam D. Compton (53)—Mr. Compton has served as Head of Finance for Skuchain Inc., a financial technology company, since October 2017.  From October 2008 until August 2017, Mr. Compton served as Managing Director and Portfolio Manager for GMT Capital, where he was head of financial services sector investments for the hedge fund. Prior to that, he was Director and Head of Financial Services Research for Allianz Global Investors and head of U.S. Financial Services Research with RCM Global Investors, a subsidiary of Allianz Global Investors. Mr. Compton has served on the boards of First Florida Integrity Bank since April 2011 and its holding company, TGR Financial, Inc., since June 2012. Mr. Compton previously served on the board of directors of Alico, Inc. from February 2013 to February 2015.  From January 2010 to January 2015, Mr. Compton served on the Investors Technical Advisory Committee of the Financial Accounting Standards Board.  Prior to that, Mr. Compton was an equity research analyst covering U.S. banking companies at Keefe Bruyette & Woods, Morgan Stanley and Montgomery Securities, as well as a bank examiner for the Florida Department of Banking and Finance for three years.  The Company’s Board believes that Mr. Compton’s accounting and financial background and significant experience in the financial services sector qualifies him to serve on the Board.
Current Director Not Standing for Reelection
Adam G. Hurwich (56)—Mr. Hurwich has been a director of the Company since 2015 and served as a director of First Security from 2013 until 2015. He has served as Portfolio Manager for Ulysses Management, LLC since 2010 and as a director of Independence Bancshares, Inc. from May 2015 until January 2018. Prior to that, he was Portfolio Manager for Ulysses Funds from 2009 to 2010, and Managing Member of Calcine Management LLC from 2005 to 2009. Mr. Hurwich served in various consultative roles at the Financial Accounting Standards Board for almost a decade, most recently as a member of the Financial Accounting Standards Advisory Council, where his term ended in 2015. The Company’s Board believes that Mr. Hurwich’s financial background and experience as an institutional investor qualified him to serve on the Board.
Executive Officers
Douglas L. Williams—Information regarding Mr. Williams, President and Chief Executive Officer, is included in the director profiles set forth above.
Patrick T. Oakes (49)—Mr. Oakes has served as Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company and Executive Vice President, Chief Financial Officer, and Secretary of the Bank since October 2015.  Mr. Oakes served as Executive Vice President and Chief Financial Officer of Square 1 Financial Inc. (“Square 1”) from August 2012 to October 2015.  Prior to his employment with Square 1, he served as Executive Vice President and Chief Financial Officer of Encore Bancshares, Inc. from 2011 to 2012 and Senior Vice President and Treasurer of Sterling Bancshares, Inc. from 2003 to 2011. Mr. Oakes is a Chartered Financial Analyst. He received his undergraduate degree from Texas A&M University, and his MBA from Richmond, The American International University in London.
Robert R. Bugbee, II (52)—Mr. Bugbee has served as Executive Vice President and Chief Credit Officer of the Bank and the Company since October 2017. Mr. Bugbee is responsible for overseeing credit, market and operating risks with the Bank. He joined Atlantic Capital in November 2006 and served as Senior Vice President and Senior Credit Officer, working primarily with the Bank’s corporate and commercial banking groups, until October 2017. Prior to joining the Company, Mr. Bugbee worked for SunTrust Bank for 19 years. He served as a director within SunTrust’s Corporate and Investment Banking group, working with several different diverse credit portfolios. Previously, he managed SunTrust Bank’s Credit Department and was involved in commercial lending in the Atlanta market. Before moving to Atlanta in 1994, he held various client management and risk management positions in SunTrust’s commercial lending group in South Florida. Mr. Bugbee received his undergraduate degree in Economics from Cornell University and his MBA in Finance from Georgia State University.

Gary G. Fleming, Jr. (47)—Mr. Fleming has served as Executive Vice President and Chief Risk Officer of the Bank and the Company since October 2017. Mr. Fleming is responsible for all credit, market, operating and compliance risks with the Bank. From 2007 to 2017, he served as a Senior Vice President in Credit and Risk Management. Prior to joining Atlantic Capital in 2007, Mr. Fleming worked for Wachovia Bank for 15 years. He served as a Director within the Corporate and Investment Banking group’s Risk Management team. In that role, he supported the Capital Finance Division, overseeing credit risk activities for all trade receivables securitization business and several asset-based lending offices. Previously, Mr. Fleming was a Senior Risk Manager in Wachovia’s Capital Markets Division, supporting the bank’s private equity and venture lending businesses, as well as its investment banking and cross-border leasing activities. Before moving to Atlanta in 1997, he held various client management and risk management positions in Wachovia’s middle market commercial group in North Carolina. He is a graduate of Dartmouth College where he earned his bachelor’s degree in Government.

Richard A. Oglesby, Jr. (53)—Mr. Oglesby has served as Executive Vice President - General Banking Division Executive with responsibility for Atlanta Corporate and Private Banking, Tennessee-Northwest Georgia Community Banking, Commercial Real Estate Finance, Not-for-profit and Small Business Banking, and Regional Corporate Banking of the Bank and the Company since October 2017. He previously served as the Executive Vice President and Chief Credit and Risk Management Officer of the Bank and the Company and has served in such roles since the Company’s inception in October 2006 to October 2017. Prior to joining the Company, he worked in Atlanta for Wachovia Bank for 20 years. After starting on the management associate program, Mr. Oglesby’s career included experience in retail banking, business banking, as well as positions in a broad variety of risk management functions. Prior to Wachovia’s merger with First Union, Mr. Oglesby was the Head of Risk Management for all of Wachovia’s Capital Markets businesses. Since the merger in 2001, he served as a Managing Director within the Corporate and Investment Banking Group’s Risk Management team. Most recently, he served as the Chief Credit Officer of the Capital Finance Division, which included asset-based lending and equipment finance activities, as well as First Union Rail. Additionally, Mr. Oglesby served as the Senior Risk Officer for the Private Equity Business within the Investment Bank. Mr. Oglesby is a member of the Board of Trustees at Children’s Literature for Children and has served as a Trustee at both Agnes Scott College and Columbia Theological Seminary. He graduated from Vanderbilt University in Nashville, Tennessee with a B.A. in Economics.
Annette Rollins (58)—Ms. Rollins joined the Company in July 2017 and serves as Executive Vice President and Chief Human Resources Officer of the Bank and the Company. Ms. Rollins leads all talent management activities within the Company, including executive coaching, talent acquisition, total rewards, learning and development, performance management and employee relations. Prior to joining the Company, Ms. Rollins served as Executive Vice President and Chief Human Resources Officer of BNC Bancorp and Bank of North Carolina from October 2012 until June 2017. From January 2002 until September 2012, Ms. Rollins was Executive Vice President and Human Resources Director at First Citizens Bank and Trust. Ms. Rollins also held various Human Resources leadership positions at Wachovia Bank from September 1987 until January 2002. Ms. Rollins obtained her undergraduate degree from Southern Wesleyan University, is certified as a Senior Professional in Human Resources and as a SHRM-Senior Certified Professional. Ms. Rollins is a native of Georgia.
Kurt A. Shreiner (54)—Mr. Shreiner joined the Company in 2006, as an Executive Vice President, and has served as Corporate Financial Services Division Executive with responsibility for SBA Lending, Franchise Finance, Treasury Management Services, Payments and FinTech Banking, Product Management as well as Capital Markets, Financial Institutions and the Charlotte office since October 2017.  He previously served as Executive Vice President for the Corporate Financial Services Group and Operations/Technology of the Company from September 2016 to October 2017.  He has 32 years of experience in client and credit management with a diverse international and domestic background.  From 2002 to 2005, Mr. Shreiner served in Atlanta as the Managing Director and Group Head for Wachovia Securities’ Continental European Group with oversight for offices in Paris and Frankfurt.  Prior to that, Mr. Shreiner led the bank’s London branch.  Mr. Shreiner is a member of the Kellogg Innovation Network (Kin Global) at Northwestern University, Fiserv’s Commercial Payments Advisory Board and an executive in residence at Juniata College in Pennsylvania.  Mr. Shreiner is a graduate of Washington and Lee University at Lexington, VA.

CORPORATE GOVERNANCE MATTERS
Director Independence
The Board determines which of our directors is independent. For a director to be considered independent under NASDAQ listing standards, the Board must, from time to time, affirmatively determine that the director meets the criteria for independence set forth in the NASDAQ listing standards.
The Board has evaluated the relationships between each nominee for director and individual serving as a director during 2017 (and his or her immediate family members and related interests) and the Company or the Bank, including the relationships described under “Certain Relationships and Related Person Transactions” below, and has determined each of the following directors that served on our Board during fiscal year 2017 is independent under the applicable NASDAQ listing standards: Walter M. “Sonny” Deriso, Jr., Henchy R. Enden, James H. Graves, Douglas J. Hertz, Adam G. Hurwich, Larry D. Mauldin, R. Charles Shufeldt, Lizanne Thomas, and Marietta Edmunds Zakas. In addition, the Board has determined that Adam D. Compton is independent under the applicable NASDAQ listing standards. Former directors John N. Foy, Brian D. Jones, and Stephen A. Levey were each determined to be independent under applicable NASDAQ listing standards prior to their resignations.
The Board has determined that Douglas L. Williams, who serves as President and Chief Executive Officer, is not independent due to his employment as an executive officer of the Company. In addition, the Board previously determined that D. Michael Kramer, who resigned from his position as President and Chief Operating Officer on December 22, 2017, was not independent during his tenure as a director prior to resigning as a director on October 31, 2017. The independent directors have designated R. Charles Shufeldt as the Lead Independent Director, in accordance with the Company’s Corporate Governance Guidelines. The role of the Lead Independent Director is described further under the heading “Board Leadership Structure.”
Board Meetings and Director Attendance
The Board of Directors held six regular meetings and one special meeting during 2017. Each director attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he or she served during the time in which he or she was a director and committee member, as applicable. All of our current directors attended 100% of the meetings of the Board and committees on which they served, during the applicable time of their directorship.
Director Attendance at Annual Meeting
The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with the Company’s directors. Consequently, although the Company does not have a formal policy regarding director attendance at annual meetings of shareholders, each director is encouraged and expected to attend the 2018 Annual Meeting. Each director who was then in office attended the 2017 Annual Meeting, except for Mr. Jones.
Change in Address
Our principal executive offices will change effective April 30, 2018. Any requests for copies of documents referenced in this proxy statement or any other shareholder communications should be submitted in writing as follows:

Mail sent prior to April 30, 2018:	Mail sent on or after April 30, 2018:
Atlantic Capital Bancshares, Inc. 3280 Peachtree Road NE, Suite 1600 Atlanta, Georgia 30305 Attention: Secretary	Atlantic Capital Bancshares, Inc. 945 East Paces Ferry Road NE, Suite 1600 Atlanta, GA 30326 Attention: Secretary

Committees of the Board of Directors
The Board of Directors has a standing Audit Committee, Compensation Committee, Governance and Nominating Committee, and Executive Committee each of which operates under a written charter. The charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on the Company’s website at www.atlanticcapitalbank.com, by clicking the “Investor Relations” heading, then the “Corporate Information” tab, and then “Governance Documents.” Current membership of the committees are as follows:

Director	Audit	Compensation	Governance and Nominating	Executive
Walter M. Deriso, Jr.				Chair
Henchy R. Enden	X
James H. Graves	X
Douglas J. Hertz		Chair		X
Adam G. Hurwich		X
Larry D. Mauldin		X	X
R. Charles Shufeldt	X		X	X
Lizanne Thomas		X	Chair	X
Douglas L. Williams				X
Marietta Edmunds Zakas	Chair			X

Chair = Chairperson        X = Member

The following is a brief description of each committee of the Board of Directors.
Audit Committee: The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial reporting and internal controls, and the qualifications, independence, and performance of the Company’s independent accounting firm, internal audit functions, and compliance with legal and regulatory requirements. In addition, the Audit Committee assists in identifying and managing the risks faced by the Company and is responsible for the appointment, compensation, and oversight of the independent auditors and review of the Company’s financial statements, audit reports, internal controls, and internal audit procedures. The Audit Committee carries out all other tasks and responsibilities as more fully described in the Audit Committee Charter. The Audit Committee is a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Each member of the Audit Committee has been determined to be an independent director in accordance with the independence standards of the SEC and NASDAQ applicable to audit committees. The Audit Committee met nine times during 2017. The Board has determined that three members of the Audit Committee, Marietta Edmunds Zakas, James H. Graves, and R. Charles Shufeldt, each qualify as an “audit committee financial expert” as defined in SEC rules and regulations.
Compensation Committee: The Compensation Committee is appointed by the Board of the Company to assist in overseeing and reviewing information from management regarding compensation and human capital issues within the Company. The Compensation Committee is responsible for designing the Company’s executive compensation program to link the economic interests of the Company’s shareholders and those of the Company’s executive officers, approving the elements of compensation for the CEO and other executive officers, approving employment agreements, severance agreements, and change in control agreements for certain executive/senior officers, periodically evaluating and overseeing the administration of the short-term and long-term compensation and benefit plans of the Company, periodically evaluating the methodology for awarding equity-based and other incentive compensation to all non-executive employees, and carrying out other compensation‑related responsibilities, as more fully described in the Compensation Committee Charter. Each member of the Compensation Committee has been determined to be (i) an independent director in accordance with the independence standards of NASDAQ applicable to compensation committees, (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) a “non-employee director” under applicable SEC regulations. The Compensation Committee met six times during 2017.
Governance and Nominating Committee: The Governance and Nominating Committee develops and reviews policies on the appropriate size, composition, and qualification criteria for members of the Board to establish appropriate expertise and diversity among its members, ensure compliance with director independence requirements, and manage the risks associated with conflicts of interest. In addition, the Governance and Nominating Committee evaluates, approves, and recommends for Board consideration candidates for election as directors and receives, reviews, and evaluates suggestions concerning possible candidates for election to the Board, including self-nominations, nominations from shareholders and other third-party nominations. The Governance and Nominating Committee develops and recommends to the Board a set of corporate governance, conflicts of interest, and business ethics policies, principles, codes of conduct and guidelines for the Company and its directors, officers, and employees in addition to other responsibilities as more fully described in the Governance and Nominating Committee Charter.
Pursuant to its charter, the Governance and Nominating Committee periodically reviews the Company’s corporate governance matters, including criteria for the selection of Board members to ensure that the criteria, including diversity, are being addressed appropriately and conducts an annual assessment of its performance and of the charter and recommends changes to the Board when necessary. The Governance and Nominating Committee met four times in 2017. Each member of the Nominating and Governance Committee has been determined to be an independent director, in accordance with the independence standards of NASDAQ.
The Governance and Nominating Committee will consider a recommendation of a candidate for director by a shareholder. A candidate must be highly qualified, according to the criteria and requirements set forth by the Board, and be both willing to serve and expressly interested in serving on the Board. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation. The recommendation must include the information required by applicable rules of the Securities and Exchange Commission and our Bylaws with respect to shareholder nominations to be included in a proxy statement soliciting proxies for the election of such recommended candidate. In order to be timely, a recommendation of a candidate must be received within the timeframes set forth in our Bylaws with respect to shareholder nominations. See “Submission of Future Shareholder Proposals and Nominations.” Shareholders wishing to propose a candidate for consideration may do so by submitting the above information by mail, as specified in “Corporate Governance Matters—Change in Address.” All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Governance and Nominating Committee for its consideration.

Executive Committee: The Executive Committee generally exercises all of the powers and authority of the Board in the management of the affairs of the Company in the interim between meetings of the Board, except for the duties and authorities delegated to other committees of the Board or those exclusively reserved to the Board by the Company’s Articles of Incorporation, Bylaws, or by statute or regulation. The Executive Committee held one meeting during 2017.
Board Leadership Structure
The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. The Board of Directors has at all times been comprised of a majority of independent directors. All but one of the current members of the Board are independent directors under NASDAQ independence rules.
Currently, the positions of Chairman of the Board, Chief Executive Officer, and Lead Independent Director of the Company are held by separate individuals. Douglas L. Williams serves as President and Chief Executive Officer, Walter M. Deriso, Jr. serves as the Chairman of the Board, and, pursuant to our Corporate Governance Guidelines, R. Charles Shufeldt has been designated by the independent members of the Board as the Lead Independent Director. The Lead Independent Director is responsible for coordinating the activities of the independent directors as follows: (i) assist in the determination of an appropriate schedule of Board meetings to help ensure the independent directors can attend meetings and perform their duties responsibly and that there is sufficient time for discussion on all agenda items; (ii) seek input from all directors as to the preparation of, and approve, the agendas for the Board and committees; (iii) advise the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; (iv) approve information provided to the Board; (v) coordinate, develop the agenda for, and moderate executive sessions of the independent directors when necessary; and (vi) act as a liaison between the independent directors and the Chairman of the Board or Chief Executive Officer. The Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities.
The Board believes that at the current time this structure is appropriate for the Company, as it allows Mr. Williams to focus on the Company’s strategy, business, and operations, enables Mr. Deriso to assist with Board-level matters and serve as a liaison between the Board and the Company’s management, and allows Mr. Shufeldt to provide objective oversight and candid communications regarding the governance of the Company. The Board regularly deliberates and discusses its appropriate leadership structure and the roles and responsibilities of the Chairman of the Board and the Lead Independent Director based upon the needs of the Company from time to time to provide effective, independent oversight of management.
Role in Risk Oversight
As the Company’s principal governing body, the Board has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board identifies areas of risk that particularly affect the Company and assigns senior members of management to report to the Board on those areas of risk at regularly scheduled meetings of the Board. The areas of risk identified by the Board change from time to time based on business conditions and competitive considerations.
Enterprise risks—the specific financial, operational, business, and strategic risks that we face, whether internal or external—are identified by the Board and management together, and then each risk is assigned to the full Board or a Board committee for oversight. Certain strategic and business risks, such as those relating to our products, markets, and capital investments, are overseen by the entire Board. The Audit Committee oversees management of market and operational risks that could have a financial impact, or affect financial reporting, such as those relating to internal controls or liquidity. The Governance and Nominating Committee manages the risks associated with governance issues, such as the independence of the Board, and the Compensation Committee is responsible for managing the risks relating to our executive compensation plans and policies and, in conjunction with the Board, key executive succession. Management regularly reports to the Board, or the relevant committee, on actions that we are taking to manage these risks. The Board and management periodically review, evaluate, and assess the risks relevant to the Company.
Executive Sessions of Independent Directors
To ensure free and open discussion and communication among the independent directors, these directors meet regularly in executive session at all regularly scheduled meetings of the Board with no members of management present. The Lead Independent Director, or in his absence, the Chair of the Governance and Nominating Committee, presides at the executive sessions, unless the independent directors determine otherwise. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director may call additional meetings of the independent directors. In addition, any committee of the Board may hold an executive session with any directors who are not members of such committee attending only by invitation.

Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to ensure a common understanding among individual directors and management concerning the operation of the Board and its committees. Our Corporate Governance Guidelines are available on the Company’s website at www.atlanticcapitalbank.com, by clicking the “Investor Relations” heading, then the “Corporate Information” tab, and then “Governance Documents.” Print copies are available to any shareholder that mails a request by following the instructions under “Corporate Governance Matters—Change in Address.”

Code of Business Conduct and Ethics
The Company has adopted a written Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to each of the Company’s directors, officers, and employees. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, and business conduct and fair dealing. This Code of Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC and the listing standards of NASDAQ. The Code of Ethics is available on the Investor Relations section of the Company’s website at www.atlanticcapitalbank.com, by clicking the “Investor Relations” heading, then the “Corporate Information” tab, and then “Governance Documents,” and print copies are available to any shareholder that requests a copy following the same mailing process as set forth above. Any amendments to, and certain waivers of, the Code of Ethics will be disclosed on the Company’s website promptly following the date of such amendment or waiver, as applicable.
Shareholder and Interested Party Communications with Directors
Shareholders and other interested parties may communicate directly with the entire Board, any committee of the Board, the chair of any committee, any individual director, the independent directors, as a group, or any other group of directors by following the instructions under “Corporate Governance Matters—Change in Address.” Each such communication should specify the applicable addressee(s). Communications are reviewed by the Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances set forth in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed, or to another employee of the Company. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.
Process for Nominating Potential Director Candidates
The Governance and Nominating Committee is responsible for identifying and evaluating potential director candidates and recommending qualified candidates to the full Board for nomination. Director nominees are recommended to the Board from time to time, but at least annually, by the Governance and Nominating Committee for election by the shareholders. Nominees for director are selected by the Board on the basis of his or her (i) economic, academic, financial, and other expertise, skills, knowledge, and achievements useful to the oversight of the Company’s business; (ii) integrity, demonstrated sound business judgment, and high moral and ethical character; (iii) diversity of viewpoints, backgrounds, experiences, and other demographics; (iv) capacity and desire to represent the balanced, best interests of the Company and its shareholders as a whole and not primarily a special interest group or constituency; (v) ability and willingness to devote time to the affairs and success of the Company and in fulfilling the responsibilities of a director; (vi) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, and responsive to the needs of the Company. Pursuant to the Company’s Corporate Governance Guidelines, nominees must also have: (i) substantial or significant business or professional experience or an understanding of banking, economics, finance, marketing, real estate, financial reporting or other disciplines relevant to the business of the Company; and

(ii) be free from any conflict of interest that would violate any applicable law or regulation or have any other relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Board or of a Board committee. Nominees must also possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.
The Governance and Nominating Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence, and character and assesses such nominee’s potential contribution to the Board, taking into account the then-existing composition of the Board and such other factors as the Governance and Nominating Committee deems appropriate. The Board of Directors believes that its members should collectively possess a broad and diverse range of skills, industry, and other knowledge and expertise, and business and other experience useful for the effective oversight of the Company’s business. The Board believes that the business experience of its directors has been, and continues to be, critical to our success.
While the Company does not have a formal diversity policy with respect to the Board, the Board is committed to diversified membership and believes its membership should broadly reflect the communities served by the Company and the Bank as well as the strategic priorities of the Company, which include diversity of viewpoints, backgrounds, experiences, and other demographics. The Governance and Nominating Committee actively considers diversity in recruitment and nominations of directors. The Governance and Nominating Committee will periodically review the composition of the Board to ensure it continues to meet the diversity goals, especially considering the Company’s growth strategy into its target markets. The Governance and Nominating Committee uses its network of contacts when compiling a list of potential director candidates and may from time to time engage outside consultants, such as professional search firms.
All nominees for election to the Board have been recommended to the Board by the Governance and Nominating Committee. All such nominees, other than Mr. Compton, are current directors of the Company.

COMPENSATION AND OTHER INFORMATION CONCERNING OUR
EXECUTIVE OFFICERS AND DIRECTORS
As an “emerging growth company,” under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section in our proxy statement. However, we have elected to provide certain information concerning our compensation philosophy and goals in this “Compensation and Other Information Concerning our Executive Officers and Directors” section, which goes beyond the scaled disclosures that apply to emerging growth companies. The following discussion should be read together with the compensation tables and related disclosures regarding our executive and director compensation. Actual compensation programs that we may adopt or future compensation decisions that we may make following the date of this proxy statement may differ materially from our existing and anticipated programs discussed below. The term “executive officers” in this section refers to executive officers within the meaning of Section 16 of the Exchange Act and other officers determined to be executive officers by the Compensation Committee.
Compensation-Related Highlights
In 2017, our compensation-related highlights included:

•
Grant of short-term incentives to certain executive officers and other key contributors pursuant to our Executive Officer Short-Term Incentive Plan (“STI Plan”), which compensation is contingent upon the achievement of well-defined performance measures.

•
Grant of long-term incentives to certain executive officers and other key contributors pursuant to our Executive Officer Long-Term Incentive Plan (“LTI Plan”), which compensation is contingent upon the achievement of well-defined performance measures.

•
Amendment and restatement of the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) to (i) expand coverage of the one-year minimum vesting requirement to apply to all participants (and not just employees) and to all types of awards, subject to limited exceptions; (ii) impose a new $100,000 limitation on the size of awards that may be granted in any 12-month period to a non-employee director; (iii) require that dividends and dividend equivalents, if any, accrue and not be paid unless and until the underlying award (including all awards other than options and SARs and not just performance-based awards) has vested and/or been earned; and (iv) modify the tax withholding provisions to allow the 2015 Plan administrator to permit withholding above the minimum statutory withholding levels so long as such withholding complies with applicable law and accounting principles.

•	Entrance into new employment agreements with certain executive officers, setting terms and compensation in line with peer institutions.

•
Froze the Company’s Change in Control Plan, effective as of October 19, 2017, and, in connection therewith, adopted a new Change in Control Plan that incorporates public company best practices and applies on a going-forward basis to those senior officers of the Company selected to participate in the plan.

•
Adoption of a Severance Plan for regular, full-time and part-time employees of the Company who do not have a separate employment, severance, termination, separation, change in control or similar agreement with the Company and who are not participants in any other severance, termination, change in control or similar plan of the Company.

•	Adoption of a Compensation Recovery Policy that applies to all executive officers and other selected employees of the Company that requires such persons to forfeit or return to the

Company all or a portion of incentive compensation (including both cash and equity) in certain circumstances.

•	Adoption of stock ownership guidelines that include more stringent ownership levels and implement stock retention requirements.
We seek to engage in responsible compensation and governance practices that incorporate industry best standards and promote the interest of our shareholders. These practices include:

•	Utilizing a mix of short-term and long-term incentives to align executive officers’ interests with those of shareholders.

•
Maintaining an independent Compensation Committee that complies with SEC and NASDAQ public company independence requirements, meets Code Section 162(m) “outside director” (if and to the extent required by applicable law, rule or regulation) and Rule 16b-3 “non-employee director” requirements and includes individuals with public company compensation committee experience.

•
Integrating “best practices” into the 2015 Plan, which include (i) a limitation on the number of shares that may be issued under the plan; (ii) conservative share counting provisions; (iii) robust minimum vesting requirements; (iv) double trigger vesting upon a change in control; (v) prudent change in control provisions; (vi) fair market value options and limits on option terms; (vii) no stock option/stock appreciation right re-pricing absent shareholder approval; (viii) no dividends or dividend equivalents on unvested awards; (ix) forfeiture and recoupment provisions; and (x) no grants of “re-load awards.”

•	Establishing a stand-alone Stock Ownership and Equity Retention Policy that applies to our executive officers.

•	Maintaining an anti-hedging and anti-pledging policy for our directors, officers, employees, consultants and contractors, which forms part of our Policy Statement on the Prevention of Insider Trading.
New Executive Officers and Directors
During 2017, D. Michael Kramer resigned as President and Chief Operating Officer and a director, and Douglas L. Williams was appointed as President. In addition, in an effort to drive growth in our core businesses and streamline the structure of our organization, the Board appointed Robert R. Bugbee, II to serve as Chief Credit Officer; Gary G. Fleming, Jr. to serve as Executive Vice President and Chief Risk Officer; Richard A. Oglesby, Jr. to serve as Executive Vice President - General Banking Division Executive; Annette Rollins to serve as Executive Vice President and Chief Human Resources Officer; and Kurt A. Shreiner to serve as Corporate Financial Services Division Executive. Also, John N. Foy and Brian D. Jones resigned as directors, effective July 24, 2017, to pursue other professional and personal interests, and Stephen A. Levey resigned as director, effective August 23, 2017, in connection with the sale by Trident IV, L.P. and Trident IV Professionals Fund, L.P. of all of our Common Stock that such funds held. James H. Graves was appointed to the Board, effective September 28, 2017. We reduced the size of our Board to ten members in October 2017 to eliminate two vacancies.
Compensation Program Objectives and Determination Process
The Company’s general philosophy on executive compensation is to set cash and equity compensation opportunity competitive with similar financial institutions. We believe that equity is an important component of our executive compensation package that aligns our executive compensation with our general success, growth, and profitability. In addition, our executive compensation philosophy is intended to be consistent with our strategy of recruiting highly experienced executive officers. In determining the elements of an executive’s compensation, the Company considers the individual’s position, scope of responsibilities, prior experience and skills, and expectations, in addition to the compensation mix paid to our other executives and executives at peer institutions. Our executive officers receive customary benefits such as participation in incentive programs, benefit plans, as well as disability benefits and, in certain cases, life insurance benefits.
The Compensation Committee is responsible for designing the Company’s executive compensation program, including salaries, equity awards, incentive compensation, and other forms of compensation, as appropriate, to link the economic interests of the Company’s shareholders and those of the Company’s executive officers, while providing market-based compensation levels for the management team. It reviews and approves the Company’s employment goals and objectives and compensation philosophy and evaluates, with the assistance of the Chief Executive Officer, the performance of other executive officers. The Compensation Committee is directly responsible for approving the individual elements of total compensation for the Chief Executive Officer, including base salary, incentives, stock awards, benefits, and perquisites and, with the assistance of the Chief Executive Officer, for approving the individual elements of total compensation for other executive officers.
The Compensation Committee also periodically reviews the forms and amounts of director compensation (including both cash fees and equity-based compensation) and makes recommendations to the Board concerning these matters. The Board then approves the forms and amounts of director compensation based in part upon such recommendations.
The Compensation Committee may from time to time, in its sole discretion, engage a compensation consultant, outside counsel, or other advisors to assist with the execution of its duties and responsibilities as set forth in the Compensation Committee’s charter. The Compensation Committee retained Frederic W. Cook & Co. (“F.W. Cook”) during 2017 to assist the Compensation Committee with its review and analysis of certain executive, non-employee director, and employee compensation matters. The Compensation Committee has assessed the independence of F.W. Cook, taking into consideration factors relevant to such compensation consultant’s independence as specified in the NASDAQ listing standards and Item 407 of Regulation S-K. The Compensation Committee concluded that the services of F.W. Cook did not raise any conflict of interest for fiscal 2017 and that it was appropriate for F.W. Cook to continue to assist the Compensation Committee as it may require with its review and analysis of certain executive, non-employee director, and employee compensation matters during fiscal 2018.
The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.
Elements of Compensation
Our executive officers are eligible to receive a mix of variable and fixed compensation. Elements of compensation include:

•	Base salaries paid in cash;

•	Annual cash bonuses paid under our STI Plan, which are based on achievement of certain threshold levels of operating income, the efficiency ratio, and the ratio of non-performing assets to assets;

•
Long-term incentives that may be paid out in cash, stock, or a mix thereof at the discretion of our Compensation Committee under our LTI Plan based on achievement of certain financial metrics over a three-year period; and

•	Equity incentives granted under the Company’s 2015 Plan that generally vest over one to five years.
Stock Ownership Guidelines
In January 2018, the Company adopted a new stand-alone Stock Ownership and Equity Retention Policy, replacing and enhancing stock ownership guidelines previously included in the Company’s Corporate Governance Guidelines. The Stock Ownership and Equity Retention Policy requires: (i) the Chief Executive Officer to own at least five (5) times (increased from three (3) times) his or her base salary in shares of Common Stock; (ii) other executive officers and any other executives or employees selected by the Compensation Committee or Board to own at least one (1) time his or her base salary in shares of Common Stock; and (iii) each non-employee director to beneficially own at least five (5) times (increased from three (3) times) the annual cash retainer (exclusive of any Lead Independent Director or committee chair retainer) paid to a director for Board service in shares of Common Stock. These shares may be acquired over a period of five (5) years beginning with the earlier of the date the policy was adopted (January 18, 2018) or the date the individual became subject to the policy. Each of our Named Executive Officers currently satisfy the applicable stock ownership amounts required under our Corporate Governance Guidelines. See “Security Ownership of Certain Beneficial Owners and Management” above for a specific listing of the amount of Common Stock beneficially owned, as of March 23, 2018, by each director, nominee, and Named Executive Officer in this Proxy Statement.
Prohibition on Hedging and Pledging
The Company maintains a Policy Statement on the Prevention of Insider Trading. Pursuant to this policy, directors, officers, employees, consultants, and contractors of the Company are generally prohibited from engaging in active trading, “day trading,” or any type of short sale or purchasing any financial instrument (including prepaid variable forward contracts, equity swaps, collars, exchange-traded options, or other derivative instruments) that is designed to hedge or offset any decrease in the market value of the Company’s securities. Trading in derivative instruments involving Company securities (other than the exercise of options and the sale of shares underlying equity awards granted under a Company equity incentive plan) or any company with whom the Company has a significant relationship is prohibited, regardless of the purpose of such proposed transaction, unless such transaction is determined, to the satisfaction of the Chief Risk Officer, to be consistent with applicable rules, laws and the Company’s insider trading policy. Additionally, such individuals may not hold Company securities in a margin account and may not pledge Company securities as collateral for a loan without the prior approval of the Company’s Chief Risk Officer; however, these prohibitions do not apply to any broker-assisted “cashless” exercise or settlement of awards granted under a Company equity incentive plan.
Compensation Recovery Policy
The Company adopted a new Compensation Recovery Policy effective as of January 18, 2018. The policy applies to all executive officers of the Company and such other employee participants in the Company’s equity incentive plans, cash incentive plans, and/or other applicable plans, policies, and agreements who are deemed subject to the policy from time to time. Such covered persons may be required to forfeit and/or return to the Company all, or a portion of, any cash-based incentive compensation and/or equity-based incentive compensation received by such person (including equity awards and shares of Common Stock received pursuant to an award) in the event such persons were awarded incentive compensation based on financial results that are subsequently restated due to the misconduct of such person (or otherwise required by applicable law), or if such covered persons are found to have engaged in certain conduct detrimental to the Company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the foregoing section entitled “Compensation and Other Information Concerning our Executive Officers and Directors” with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the foregoing section entitled “Compensation and Other Information Concerning our Executive Officers and Directors” be included in our Annual Report on Form 10-K for the year ended December 31, 2017 and this Proxy Statement for filing with the SEC.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee
Douglas J. Hertz (Chair)
Adam G. Hurwich
Larry D. Mauldin
Lizanne Thomas

EXECUTIVE COMPENSATION
The tables and disclosures that follow set forth the compensation and certain other information with respect to our Named Executive Officers. The Named Executive Officers for 2017 include our President and Chief Executive Officer, the two other most highly compensated individuals who were serving as executive officers as of December 31, 2017, and our former President and Chief Operating Officer, who resigned in December of 2017. Our Named Executive Officers for 2017 were:

•	Douglas L. Williams, President and Chief Executive Officer;

•	Patrick T. Oakes, Executive Vice President, Chief Financial Officer, and Secretary;

•	Richard A. Oglesby, Jr., Executive Vice President - General Banking Division Executive; and

•	D. Michael Kramer, former President and Chief Operating Officer.
Employment and Severance Agreements
The Company has entered into employment agreements with Messrs. Williams, Oakes, and Oglesby.  Prior to his termination of employment with the Company and Bank, Mr. Kramer also had an employment agreement. In connection with his departure, Mr. Kramer entered into a separation agreement with the Company and Bank.
Mr. Williams’ Employment Agreement. On November 17, 2017, the Company and Bank entered into an employment agreement with Mr. Williams employing him as the President and Chief Executive Officer of the Company and the Bank. The employment agreement, which is effective as of January 1, 2018, replaces and supersedes the employment agreement effective as of January 1, 2015, as amended July 20, 2017, by and among the Company, the Bank, and Mr. Williams, which was set to expire December 31, 2017. The term of the agreement ends December 31, 2020. The agreement provides for an initial annual base salary of $439,212, subject to periodic increases as determined by the Board or Compensation Committee. Mr. Williams is also eligible to participant in any short-term incentive plan (“STIP”) and any long-term incentive plan (“LTIP”) that may be established by the Company for senior executives. Pursuant to the employment agreement, the Board or the Compensation Committee has the discretion to determine entitlement to and payment of incentive compensation. In addition, Mr. Williams is eligible to participate in any equity incentive plan offered by the Company at a level comparable to that offered to other senior executives. The employment agreement provides that Mr. Williams is eligible to participate in the employee benefit plans, programs and policies maintained by the Company applicable generally to senior executives and also provides for paid vacation of not less than four (4) weeks and reimbursement of reasonable travel and entertainment expenses. Mr. Williams is also entitled to a $1,000,000 life insurance policy. Mr. Williams’ life insurance policy benefit is part of the Company’s greater bank owned life insurance policy purchased for Mr. Williams, with the portion of such policy representing Mr. Williams’ personal benefit being purchased in years prior to 2014.
The Boards of Directors of the Company and the Bank may terminate the employment agreement at any time and for any reason, with or without cause. In the event of termination of Mr. Williams without cause or a resignation by Mr. Williams for good reason (whether or not in connection with a change in control), Mr. Williams is entitled to a severance payment of 2.25 times the sum of Mr. Williams’ annual base salary plus the target STIP bonus, and pro-rated portions of his STIP and LTIP compensation, to the extent earned, for the performance period during which the termination occurs. Mr. Williams and his eligible dependents are also entitled to continued health insurance coverage for a period not to exceed 18 months, and additional Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage for up to 18 months following the initial 18-month period, for an aggregate of up to 36 months’ of medical coverage, or until Mr. Williams is provided comparable benefits by another employer. Mr. Williams may terminate the employment agreement at any time. In the event that he resigns without good reason, he will not receive a severance payment.

Further, if Mr. Williams’ employment terminates due to disability, he will receive his base salary through the termination date, any earned but unpaid STIP and LTIP compensation for any prior period, pro-rated and to the extent earned, an amount equal to 1.0 times his annual base salary and the continuation of participation in the Company’s health care plan as if he were still an active employee for up to 12 months following termination of employment (or until another employer provides him comparable benefits). Any severance benefits paid by the Company to Mr. Williams as a result of his termination due to his disability will be subject to offset for insurance benefits paid to him under his employment agreement or any other disability program or policy maintained by the Company.
Notwithstanding anything to the contrary in the employment agreement, if payments or benefits received by Mr. Williams thereunder would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, such payments or benefits provided to him will be reduced to the extent necessary so that no portion will be subject to the excise tax imposed by Section 4999 of the Code. Further, to the extent required by Code Section 409A, payments of any amounts due under the employment agreement in connection with a termination may be deferred.
Mr. Williams’ entitlement to and retention of certain severance benefits set forth in his employment agreement are contingent upon his execution of a general release of claims against the Company and its affiliates and/or continued compliance with certain restrictive covenants and other provisions set forth in the employment agreement. The employment agreement contains provisions governing the non-disclosure and non-use of the Company’s confidential information and trade secrets, non-disparagement and non-diversion of business opportunity. In addition, the employment agreement includes non-competition, non-piracy, and non-solicitation covenants that remain in effect for twelve (12) months following any termination of Mr. Williams’ employment. Additionally, Mr. Williams is subject to certain forfeiture and recoupment restrictions, as well as any equity retention policy, stock ownership guidelines or compensation recovery policy required by the Company that may apply to Mr. Williams under applicable law.
Mr. Oakes’ and Mr. Oglesby’s Employment Agreements. On December 21, 2017, the Company and the Bank entered into employment agreements with Mr. Oakes and Mr. Oglesby. Pursuant to these agreements, Mr. Oakes will continue to serve as Executive Vice President and Chief Financial Officer and Mr. Oglesby will continue to serve as Executive Vice President - General Banking Division Executive. The employment agreements became effective January 1, 2018 and have a thirty-six (36) month term. Pursuant to the agreements, the Company will pay Mr. Oakes and Mr. Oglesby annual base salaries of $330,000, subject to periodic increases as determined by the Board or the Compensation Committee. Both Mr. Oakes and Mr. Oglesby are eligible to participate in any short-term incentive plan and any long-term incentive plan established by the Company for senior executives. In addition, Mr. Oakes and Mr. Oglesby are eligible to participate in any equity incentive plan offered by the Company at a level comparable to that offered to other senior executives. The employment agreements provide that Mr. Oakes and Mr. Oglesby are eligible to participate in the employee benefit plans, programs and policies maintained by the Company applicable generally to senior executives and also provide for not less than four (4) weeks of annual paid vacation and reimbursement of reasonable travel and entertainment expenses.
Pursuant to their employment agreements, if the Company terminates the employment of Mr. Oakes or Mr. Oglesby, respectively, without cause, or Mr. Oakes or Mr. Oglesby, respectively, terminates his employment for good reason (whether or not in connection with a change of control), the executive will be entitled to receive a severance payment. Mr. Oakes will be entitled in such circumstance to receive a severance payment equal to 2.25 times his annual base salary plus the target STIP bonus. Mr. Oglesby will be entitled will be entitled to a severance payment equal to 2.0 times his annual base salary plus the target STIP bonus. Additionally, both Mr. Oakes and Mr. Oglesby are entitled to receive pro-rated portions of the STIP and LTIP compensation, to the extent earned, for the performance period during which the termination occurs. Each of them and their eligible dependents are also entitled to the continuation of participation in the Company’s health care plan as if the executive were still an active employee for up to eighteen (18) months following termination of employment, with up to an additional eighteen (18) months of COBRA coverage, for an aggregate of up to thirty-six (36) months’ of medical coverage (or until the executive is provided comparable benefits by another employer). Further, if Mr. Oakes’ or Oglesby’s employment terminates due to disability, he will receive his base salary through his termination date, any earned but unpaid STIP and LTIP compensation for any prior period, pro-rated and to the extent earned, an amount equal to 1.0 times his annual base salary and continuation of participation in the Company’s health care plan as if he were still an active employee for up to 12 months following termination of employment (or until another employer provides comparable benefits). Any severance amounts paid by the Company to Mr. Oakes or Mr. Oglesby as a result of his termination due to disability will be subject to offset for insurance benefits paid to the executive under the employment agreement or any other disability program or policy maintained by the Company.
The employment agreements also provide that in the event that any payment constitutes an “excess parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Code Section 4999, such payments or benefits will be reduced to the extent necessary so that no portion will be subject to the excise tax imposed by Section 4999 of the Code. Further, to the extent required by Code Section 409A, payments of any amounts due under the employment agreement in connection with a termination may be deferred.
Each executive’s entitlement to and retention of certain severance benefits set forth in the employment agreements is contingent upon his execution of a general release of claims against the Company and its affiliates and/or continued compliance with certain restrictive covenants and other provisions set forth in the employment agreements. The employment agreements contain provisions governing the non-disclosure and non-use of the trade secrets and confidential information of the Company, non-disparagement, and non-diversion of business opportunity. In addition, each employment agreement includes non-competition, non-piracy, and non-solicitation covenants that remain in effect for twelve (12) months following any termination of Mr. Oakes or Mr. Oglesby’s respective employment. Additionally, each executive is subject to certain forfeiture and recoupment restrictions, as well as any equity retention policy, stock ownership guidelines, or compensation recovery policy required by the Company that may apply to such executive under applicable law.
Mr. Kramer’s Separation Agreement. On October 25, 2017, the Company and the Bank entered into a separation agreement with Mr. Kramer in connection with his resignation from his position as President and Chief Operating Officer of the Company. Upon his execution and non-revocation of a release of claims and his compliance with certain provisions of in his Employment Agreement, effective as of October 31, 2015 and amended as of July 20, 2017, and his separation agreement, Mr. Kramer is entitled to receive payments and severance benefits including: (i) all accrued but unpaid base salary through his separation date; (ii) a cash payment of $407,265 (representing one times his base salary); (iii) a cash payment of $183,269 (representing one times his target bonus opportunity under the STI Plan for 2017; (iv) a cash payment of $150,000 (representing the accrued pro-rata portion of his STI Plan bonus opportunity deemed earned for 2017; (v) a cash payment of $612,883 (representing the accrued pro-rata portion of awards deemed earned under the Company’s LTI Plan); (vi) acceleration of 14,000 shares of unvested restricted stock and 120,680 unvested options and extension of the post-termination exercise period for options; and (vii) reimbursement of COBRA premiums for twelve (12) months following termination, or until he entitled to obtain insurance from a subsequent employer. The payment representing one (1) times his base salary will be paid over a twelve (12)-month period, and commenced on February 28, 2018. The payment representing one (1) times his target bonus opportunity under the STI Plan will be paid in a lump sum within 30 days after the one-year anniversary of his separation date. The remaining payments (other than COBRA premium reimbursements) were paid in a lump sum on January 31, 2018. To the extent required by Code Section 409A, payments of any amounts due under the separation agreement may be deferred. In addition, payments are subject to forfeiture and clawback provision in the event that Mr. Kramer engages in certain prohibited activities. Mr. Kramer also reaffirmed his obligations under the restrictive covenants set forth in his employment agreement, with the exception that the geographic scope of his non-compete covenant has been expanded to include geographic areas in which the Company and its subsidiaries have conducted business during the term of his employment. Mr. Kramer also agreed that he is not entitled to any benefits under any severance, change in control, retirement, bonus, incentive, or other policy, plan, or program maintained by the Company or its subsidiaries.
Summary Compensation
The following narrative, table, and footnotes set forth information concerning the total compensation earned during the fiscal year ended December 31, 2017, by our Named Executive Officers.
Salary. The salaries of our Named Executive Officers are designed to: (i) provide base pay benchmarked to the individual’s level of responsibility, talent, and experience; (ii) provide financial predictability; (iii) provide a salary that is market competitive; and (iv) promote retention. The salaries of our Named Executive Officers as of the dates presented were as follows:

Name	As of March 1, 2018	As of March 1, 2017	As of March 1, 2016
Douglas L. Williams	$450,000	$439,212	$426,420
Patrick T. Oakes(1)	$344,000	$330,000	—
Richard A. Oglesby, Jr.(2)	$340,000	$320,000	$309,000
D. Michael Kramer(3)	—	$407,265	$395,403
_____________
(1)    Mr. Oakes was not a Named Executive Officer in 2016.
(2)    Mr. Oglesby’s base salary was increased to $330,000 at November 1, 2017.

(3)	Mr. Kramer’s base salary in 2017 was prorated for his partial year of service as he resigned as President and Chief Operating Officer effective December 22, 2017.

Executive Officer Short-Term Incentive Plan. Under the STI Plan, executive officers are eligible to receive discretionary cash bonuses on a case-by-case basis in order to reward achievement of specified performance metrics. Such performance metrics are generally recommended by our Chief Executive Officer and approved by the Compensation Committee. The discretionary cash bonus under the STI Plan gives the Company the flexibility to take into consideration different quantitative and qualitative measures over the fiscal year in determining the eligible executive’s bonus. In determining discretionary bonus amounts under the STI Plan, the Company may consider a combination of factors, including the Company’s overall and the individual’s performance. The annual discretionary bonus is payable at the sole discretion of the Compensation Committee of the Board. In determining to award discretionary cash bonuses to the Named Executive Officers for 2017, the Compensation Committee considered the Company’s and the individual’s achievements in 2017. Discretionary cash bonuses earned for 2017 and 2016 by each Named Executive Officer were as follows:

Name	2017	2016
Douglas L. Williams	$201,794	$101,900
Patrick T. Oakes(1)	$117,684	—
Richard A. Oglesby, Jr.	$114,118	$50,985
D. Michael Kramer(2)	—	$97,270
_____________

(1)	Mr. Oakes was not a Named Executive Officer in 2016.

(2)	Mr. Kramer was not employed by the Company for the full 2017 fiscal year; however, pursuant to his separation agreement, he received a severance payment representing the pro-rata portion of his STI Plan bonus deemed earned in 2017 as further discussed in the footnotes to the Summary Compensation Table and “—Employment and Severance Agreements—Mr. Kramer’s Separation Agreement” for a description of incentive compensation earned or deemed earned by Mr. Kramer in 2017.

Executive Officer Long-Term Incentive Plan. In 2012, the Company established the LTI Plan, a long-term incentive plan for certain key employees. The LTI Plan was amended and restated effective January 1, 2017. The purpose of the LTI Plan is to (i) balance the short-term orientation of other compensation elements; (ii) directly align management and shareholder interests; (iii) focus executives on the achievement of long-term results; (iv) support the growth and profitability of the Company and the Bank; and (v) retain executive talent. Bonuses under the LTI Plan may be paid in lump sum in cash or in Common Stock or in any combination of cash and Common Stock at the discretion of the Compensation Committee of the Board. Awards are granted under the LTI Plan for a bonus period, which means a period of more than one calendar year. Awards are based on performance metrics set by the Compensation Committee, which may be based on individual performance, business unit or division performance, company-wide performance, or any combination of the foregoing. For awards earned in fiscal year 2017, as was the case in fiscal year 2016, performance goals were based on the company-wide performance measures of: three-year average operating income growth and three-year average net charge offs/average loans. For awards earned in each of 2017 and 2016, following completion of each three-year performance period, the Compensation Committee elected to grant fully vested shares of Common Stock to the Named Executive Officers. In 2017 and 2016, these awards were granted under the 2015 Plan in the form of Other Stock-Based Awards. The grant date fair value of the stock awarded to each of the Named Executive Officers for the three-year performance periods ending December 31, 2017 and 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), was as follows:

Name	2017	2016
Douglas L. Williams	$345,330	$513,513
Patrick T. Oakes(1)	$116,776	—
Richard A. Oglesby, Jr.	$166,830	$248,064
D. Michael Kramer(2)	—	$163,476
_____________

(1)	Mr. Oakes was not a Named Executive Officer in 2016.

(2)	Mr. Kramer was not an employee at the end of the 2017 performance period. See
“—Employment and Severance Agreements—Mr. Kramer’s Separation Agreement” for a description of incentive compensation earned or deemed earned by Mr. Kramer in 2017.

2015 Stock Incentive Plan.  The Company maintains the Atlantic Capital Bancshares, Inc. 2015 Stock Incentive Plan (the “2015 Plan”).  Awards granted under the 2015 Plan may be in the form of incentive and nonqualified stock options, stock appreciation rights (“SARs”) (including related and free standing SARs), restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, cash bonus awards, or dividend equivalent awards. Only other-stock based awards were granted or earned by the Named Executive Officers in 2017 and 2016.  These awards represent fully vested shares of Common Stock awarded January 2018 and 2017 for the three-year LTI performance periods ended December 31, 2017 and 2016, respectively.  For additional information regarding the 2015 Plan, please see “Employee Benefit Plans – 2015 Stock Incentive Plan” below.

2017 Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-equity incentive plan compen-sation ($)(3)	All Other Compen-sation ($)(4)	Total ($)
Douglas L. Williams	2017	437,080	345,330(5)	—	201,794	8,100	992,304
President and Chief Executive Officer	2016	424,350	513,513(5)	—	101,900	8,100	1,047,863

Patrick T. Oakes	2017	327,500	116,776(5)	—	117,684	8,100	570,060
Executive Vice President, Chief Financial Officer and Secretary(6)

Richard A. Oglesby, Jr.	2017	319,833	166,830(5)	—	114,118	8,100	608,881
	2016	307,500	248,064(5)	—	50,985	8,100	614,619
Executive Vice President - General Banking Division Executive

D. Michael Kramer	2017	419,645(8)	—	—	—	2,021,868(9)	2,441,513
Former President and Chief Operating Officer(7)	2016	395,403	163,476(5)	—	97,270	8,100	664,249

_____________

(1)
In 2017, the base salaries for Messrs. Williams, Oakes, Oglesby, and Kramer were increased effective March 1, 2017. Mr. Kramer’s base salary in 2017 was prorated for his partial year of service as he resigned as President and Chief Operating Officer effective December 22, 2017. In 2016, the base salaries for Messrs. Williams, Oglesby, and Kramer were increased effective as of March 1, 2016.

(2)
Represents the aggregate grant date fair value of option awards granted during the fiscal year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 – Employee and Director Benefit Plans in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.

(3)	Represents cash bonus awards earned in 2017 and 2016 that were paid in January of 2018 and 2017, respectively, under the STI Plan.

(4)
Named Executive Officers are eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. The amounts shown represent contributions made to each Named Executive Officer’s 401(k) account. The Company does not provide perquisites to its Named Executive Officers.

(5)
Represents fully vested shares of Common Stock awarded in January 2018 and 2017 for the three-year LTI performance periods ended December 31, 2017 and 2016, respectively. The awards for the three-year performance periods ended December 31, 2017 and 2016 were paid out in the form of Other Stock-Based Awards under the 2015 Plan. The aggregate grant date fair value of the stock awards has been computed in accordance with FASB ASC Topic 718 using the fair market value of the Company’s Common Stock on the date of grant, $17.70 and $19.55 for 2017 and 2016, respectively. For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 – Employee and Director Benefit Plans in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K.

(6)	Mr. Oakes was not a Named Executive Officer in 2016.

(7)
Mr. Kramer resigned as President and Chief Operating Officer effective as of December 22, 2017. Pursuant to the terms of Mr. Kramer’s Separation Agreement, all unvested stock awards vested and all unvested stock options vested, and he received cash payments in lieu of awards deemed earned under the LTIP Plan, as described in his severance agreement.

(8)	Amount for Mr. Kramer includes payment of $23,495 for accrued, unused paid time off upon his resignation.

(9)
Represents the sum of the following: (i) a cash payment of $407,265 (representing one times his base salary); (ii) a cash payment of $183,269 (representing one times his target bonus opportunity under the STI Plan for 2017); (iii) a cash payment of $150,000 (representing the pro-rata portion of his STI Plan bonus opportunity deemed earned for 2017); (iv) a cash payment of $612,883 (representing accrued awards deemed earned under the Company’s LTI Plan); (v) acceleration of 14,000 shares of unvested restricted stock and 120,680 unvested options and extension of the post-termination exercise period for options, which was valued at $646,082; (vi) reimbursement of $14,269 for COBRA premiums for twelve (12) months following termination; and (vii) $8,100 (representing matching contributions made to Mr. Kramer’s 401(k) account). Payment of the above amounts is per the schedules outlined in Mr. Kramer’s severance agreement. Mr. Kramer may further forfeit severance payments if he fails to comply with certain restrictive covenants.

Potential Payments Upon a Change in Control
The Board approved the Atlantic Capital Bancshares, Inc. Change in Control Plan (the 2014 CIC Plan,”) on July 10, 2014. The 2014 CIC Plan was frozen at the time the Atlantic Capital Bancshares, Inc. 2017 Change in Control Plan (the “2017 Plan”, and together with the 2014 CIC Plan, the “CIC Plans”) was adopted by the Board on October 19, 2017 to further participation in the 2017 CIC Plan. The Compensation Committee administers the CIC Plans and selects which senior officers of the Company and the Bank will participate. The CIC Plans both provide that if a participant is terminated from his or her employment with the Company or the Bank without cause or the participant resigns for a good reason during the period that begins 90 days before and ends 540 days after a change in control, the participant (or his or her beneficiary, if applicable) is entitled to receive a cash severance payment in the amount of (i) 1.5 times the sum of participant’s base salary and his or her annual cash incentive target bonus, plus (ii) an amount equal to participant’s base salary multiplied by his or her highest annual cash incentive target bonus percentage in effect for the calendar year in which participant is terminated, prorated based on the number of calendar days in the calendar year before the participant’s date of termination. Additionally, participants receive reimbursements by the Company of the COBRA coverage premiums, if any, paid by the participant for his or her self-only COBRA coverage each month until the earlier of 18 months following termination or the date the participant is eligible to receive healthcare coverage from a new employer. Further, any outstanding stock options, warrants, restricted stock, and other equity grants fully vest and any long-term incentive plan awards fully vest and will be paid at “target” upon the participant’s termination of employment.
A “change in control” as defined in the CIC Plans is: (i) a change in any one year period in the members of the Company’s or the Bank’s Boards of Directors such that the members of the Company’s or the Bank’s respective Boards at the beginning of the one year period no longer constitute a majority of the members at the end of such period (unless the nomination for election for each new member of the applicable board was approved by at least two-thirds of the individuals who were members of the applicable board at the beginning of such one year period); (ii) if any person becomes the beneficial owner of 40% or more of the voting power of the Company’s or the Bank’s respective common stock (other than an acquisition directly by or from the Company or the Bank, an initial public offering of the Company’s or the Bank’s respective common stock, an acquisition by an employee benefit plan sponsored by the Company or the Bank, or certain merger transactions); or (iii) the consummation of a merger or other transaction involving the Company or the Bank (unless immediately after the consummation at least 50% of the voting power of the stock of the surviving corporation is held by persons who were the Company’s or the Bank’s respective shareholders immediately before the consummation in substantially the same proportion that they held the voting power of the stock of the Company or the Bank immediately before the consummation, no person holds more than 20% of the voting power of the surviving corporation’s stock (other than a person who immediately before the consummation held more than 20% of the voting power of the Company or the Bank’s respective common stock), and at least 50% of the directors of the surviving corporation were members of the Company’s or the Bank’s respective Boards of Directors immediately before the consummation), or (iv), in the case of the 2014 CIC Plan, the shareholders approve a sale of substantially all of the Company’s or the Bank’s assets or the Company’s or Bank’s liquidation or, in the case of the 2017 CIC Plan, the consummation of a sale of substantially all of the Company’s or Bank’s assets or the Company’s or Bank’s liquidation.
Employee Benefit Plans
The discussion that follows describes the material terms of our principal equity plans in which the Named Executive Officers participate and is qualified in all respects by reference to the terms of the plans identified below. The material terms of the employment agreements entered into by the Company and Messrs. Williams, Oakes and Oglesby in 2017, the separation agreement entered into by the Company and Mr. Kramer in 2017 and the Company’s change in control plans are described under “Employment and Severance Agreements” and “Potential Payments Upon a Change in Control” above.
2015 Stock Incentive Plan
The 2015 Plan became effective on May 21, 2015 and was amended and restated effective May 18, 2017. Awards under the 2015 Plan may be made to the employees, directors, and independent contractors of the Company and its affiliates. Awards granted under the 2015 Plan may be in the form of incentive and nonqualified stock options, SARs (including related and free standing SARs), restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, cash bonus awards, or dividend equivalent awards. The 2015 Plan provides that awards may be made under it for ten years, unless the 2015 Plan is terminated earlier by the Board.
The 2015 Plan, subject to oversight by the Board, is administered by the Compensation Committee. The maximum aggregate number of shares of Common Stock that the Company may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 4,000,000 shares plus (ii) the approximately 525,000 shares that remained available under the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) for the grant of awards as of the effective date of the 2015 Plan, plus (iii) any shares subject to an award granted under the 2006 Plan, which award is at any time forfeited, cancelled, terminated, expires, or lapses for any reason without the issuance of shares or pursuant to which such shares are forfeited to or reacquired by the Company. In addition, shares subject to certain awards will again be available for issuance (or otherwise not counted against the maximum number of available shares) under the 2015 Plan, including unissued or forfeited shares subject to awards that are canceled, terminate, expire, are forfeited, or lapse for any reason, awards settled in cash, dividends (including dividends paid in shares) or dividend equivalents paid in cash in connection with outstanding awards, and shares subject to an award other than an option or SAR that are not issued for any reason (including failure to achieve to maximum performance goals).  Further, (i) shares issued under the 2015 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards in connection with a merger involving the Company acquiring another entity will not reduce the maximum number of shares available for delivery under the 2015 Plan, and (ii) available shares under a shareholder approved plan of an acquired company (as adjusted to reflect the transaction) may be used for awards under the 2015 Plan and will not reduce the maximum number of shares available under the 2015 Plan, in each case, subject to NASDAQ listing requirements.

The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 4,000,000 shares. In addition, subject to the terms of the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 1,000,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award) and (ii) no participant may be granted awards other than options or SARs that are settled in shares of Common Stock for more than 1,000,000 shares of Common Stock (or the equivalent value thereof based on the fair market value per share of the Common Stock on the date of grant of an award).
2006 Stock Incentive Plan
The 2006 Plan was superseded by the 2015 Plan. The maximum number of shares that were authorized for issuance pursuant to awards granted under the 2006 Plan was 2,000,000 shares. Of that number, approximately 525,000 shares remained eligible for issuance as of May 21, 2015 (the effective date of the 2015 Plan) and were carried forward and made available for issuance under the 2015 Plan. No further awards will be granted under the 2006 Plan, although outstanding awards granted under the 2006 Plan continue in accordance with their terms, and shares subject to terminated or forfeited awards granted under the 2006 Plan will be made available for issuance under the 2015 Plan.
Awards granted under the 2006 Plan could be made to the employees and directors of the Company and its affiliates in the form of incentive and nonqualified stock options, restricted stock awards, restricted unit awards, performance share awards, performance unit awards, phantom stock awards, or dividend equivalent awards. Only stock options and restricted stock awards are currently outstanding under the 2006 Plan. The Compensation Committee administers the 2006 Plan, pursuant to Board delegation of authority.
Legacy First Security Group, Inc. Long-Term Incentive Plans
In connection with the acquisition of First Security on October 31, 2015, we assumed outstanding awards granted under the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) and the First Security Group, Inc. 2002 Long-Term Incentive Plan (the “2002 Plan”). As of December 31, 2017, 437,555 and 12,247 shares of the Company’s Common Stock could be issued pursuant to outstanding options under the 2012 Plan and 2002 Plan, respectively. No further awards will be granted under either the 2012 Plan or the 2002 Plan.
Outstanding Equity Awards at Fiscal Year-End
The Company has awarded stock options and restricted stock awards to its executive officers and other employees. The terms of these awards typically provide for vesting over a defined period of time, generally over one to five years. The options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining the grant of stock option awards. Awards are generally based on the subjective judgment of the Compensation Committee, with advice from the Chief Executive Officer regarding awards granted to executive officers other than the Chief Executive Officer.

The following table sets forth certain information with respect to equity awards previously awarded to our Named Executive Officers that were outstanding as of December 31, 2017.
Outstanding Equity Awards at Fiscal Year-End Table

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Douglas L. Williams	50,000	—	10.00	1/20/2021	—	—
President and Chief Executive Officer

Patrick T. Oakes	20,000	30,000(1)	15.00	11/2/2025	7,000(3)	123,200(4)
Executive Vice President, Chief Financial Officer, and Secretary

Richard A. Oglesby, Jr.	12,500	—	10.00	1/21/2021	—	—
Executive Vice Present - General Banking Division Executive

D. Michael Kramer	94,000	—	12.39	7/24/2023	—	—
Former President and Chief Operating Officer(2)	4,700		12.39	3/1/2024
	100,000		15.00	11/2/2025

_____________

(1)	This option vests in three equal annual installments on each of November 2, 2018, November 2, 2019, and November 2, 2020.

(2)	All options and restricted stock awards vested effective December 22, 2017 in connection with Mr. Kramer’s resignation.

(3)	Restricted stock award cliff vests on November 2, 2020, which is the fifth anniversary of the date of grant.

(4)	Represents 7,000 restricted shares multiplied by the closing stock price of the Company’s Common Stock on December 29, 2016, $17.60.

Performance-Based Awards
The Company grants both cash- and equity- based awards in recognition of performance. The Company issues cash-based awards to its executive officers upon achievement of certain performance goals established under the Company’s STI Plan. Under the Company’s LTI Plan, key employees may earn fully vested Other Stock Based Awards (granted under the 2015 Plan) if certain performance goals are met at the end of a bonus period, which has historically been set as a three-year period (and may not be less than one year pursuant to the terms of the LTI Plan). The shares shown below represent fully vested shares of Common Stock granted pursuant to Other Stock Based Awards earned at the end of a three-year performance period under the LTI Plan. The STI Plan and LTI Plan are discussed in more detail above in the “Summary Compensation—Executive Officer Short-Term Incentive Plan” and “Summary Compensation—Executive Officer Long-Term Incentive Plan” sections.

Performance-Based Awards Table

Non-vested at Dec. 31, 2014	—
Granted	117,878
Vested or Earned	117,878
Forfeited	—
Non-vested at Dec. 31, 2015	—
Granted	106,108
Vested or Earned	106,108
Forfeited	—
Non-vested at Dec. 31, 2016	—
Granted	68,047
Vested or Earned	68,047
Forfeited	—
Non-vested at Dec. 31, 2017	—

Equity Compensation Plan Information
The following table provides information with respect to securities authorized for issuance under all of the Company’s equity compensation plans as of December 31, 2017. The maximum aggregate number of shares of Common Stock that the Company may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 4,000,000 shares plus (ii) the approximately 525,000 shares that remained available under the 2006 Plan for the grant of awards as of May 21, 2015, plus (iii) any shares subject to an award granted under the 2006 Plan, which award is at any time forfeited, cancelled, terminated, expires or lapses for any reason. In addition, certain shares subject to awards granted under the 2015 Plan may again be available for issuance as discussed above in the “2015 Stock Incentive Plan” section. The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options may not exceed 4,000,000 shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	757,711	$12.66	3,725,737
Equity compensation plans not approved by security holders	—	—	—
Total	757,711	$12.66	3,725,737

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Messrs. Hertz (Chair), Hurwich, and Mauldin, and Ms. Thomas. Mr. Levey served as a member of the Compensation Committee until his resignation from the Board on August 23, 2017. None of the members of the Compensation Committee during 2017 served as an officer or employee of the Company during the year ended December 31, 2017. No interlocking relationships exist between the Board or the Compensation Committee and the board of directors or compensation committee of any other company. None of the members of the Compensation Committee had any transaction that is required to be disclosed as a related person transaction pursuant to SEC rules.
Director Compensation
The Company pays its non-employee directors fees for their service as directors. Under the 2015 Plan, in any twelve-month period, no non-employee director may be granted awards for more than $100,000 in fair value of shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the award’s grant date); provided that no director cash retainer fees or other fees settled in shares of Common Stock will be subject to this limitation. Director compensation is set by the Compensation Committee and approved by the Board. Each of our directors also serves as a director of the Bank but is not separately compensated for service on the Bank board of directors or committees thereof, except as indicated. For the year ended December 31, 2017, the non-employee directors received:

•	an annual cash retainer of $30,000;

•	an additional annual cash retainer for the chairs of the committees of the Board, as follows:

◦	Audit Committee - $7,000;

◦	Compensation Committee - $6,500; and

◦	Governance and Nominating Committee - $5,000 each;

•	an additional annual cash retainer for the chairs of the committees of the Bank board of directors, as follows: $6,500 for Credit Committee; $5,000 ALCO Committee; and $5,000 for Trust Committee;

•	an additional annual cash retainer of $70,000 for the Company’s non-executive Chairman of the Board; and

•
an annual grant for the non-employee directors of restricted shares of Common Stock having a fair market value at the time of grant of $20,000, which shares will generally vest on the first anniversary of the date of grant.

The restricted shares granted in 2017 were issued at a grant date fair value of $18.80 per share and generally vest on the first anniversary of the date of grant. All of the options that were granted in prior years to current and former Company non-employee directors have vested and become exercisable, which includes options to purchase an aggregate of 61,498 shares of the Company’s Common Stock. For fiscal year 2018, non-employee director annual compensation is expected to remain unchanged from fiscal year 2017.
The following table sets forth information concerning the compensation earned for service on the Board during the fiscal year ending December 31, 2017 by each individual who served as a non-employee director at any time during the fiscal year.
2017 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Walter M. Deriso, Jr.	105,000	19,984	—	124,984
Henchy R. Enden	30,000	19,984	—	49,984
John N. Foy(3)	22,500	19,984	—	42,484
James H. Graves(4)	7,745	12,705	—	20,450
Douglas J. Hertz	36,500	19,984	—	56,484
Adam G. Hurwich	30,000	19,984	—	49,984
Brian D. Jones(3)	22,500	19,984	—	42,484
Stephen A. Levey(3)	22,500	19,984(5)	18,603(5)	61,087
Larry D. Mauldin	35,000	19,984	—	54,984
R. Charles Shufeldt	36,500	19,984	—	56,484
Lizanne Thomas	35,000	19,984	—	54,984
Marietta Edmunds Zakas	37,000	19,984	—	56,984
_______________

(1)	Messrs. Williams and Kramer, who were employees of the Company during the fiscal year ended December 31, 2017, received no compensation for their service as directors in 2017. All amounts related to their compensation as Named Executive Officers during the fiscal year ended December 31, 2017 are included in the “Summary Compensation Table” above.

(2)
Represents the aggregate grant date fair value of restricted stock awards granted during the fiscal year computed in accordance with FASB ASC Topic 718, rather than an amount paid to or realized by the director. For a discussion of the various assumptions made and methods used for determining such amount, see Note 15 – Employee and Director Benefit Plans in the Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K. No option awards were granted to non-employee directors during the year ended December 31, 2017. The table below shows the aggregate numbers of option and restricted awards outstanding for each non-employee director as of December 31, 2017.

	Aggregate Option and Restricted Stock Awards Outstanding as of December 31, 2017 (#)
Name	Options	Restricted Awards
Walter M. Deriso, Jr.	—	1,063
Henchy R. Enden	940	1,063
John N. Foy	—	—
James H. Graves	—	700
Douglas J. Hertz	5,000	1,063
Adam G. Hurwich	940	1,063
Brian D. Jones	6,000	—
Stephen A. Levey	—	—
Larry D. Mauldin	1,880	1,063
R. Charles Shufeldt	5,000	1,063
Lizanne Thomas	—	1,063
Marietta Edmunds Zakas	5,000	1,063

(3)	Messrs. Foy and Jones resigned as directors effective July 24, 2017 and Mr. Levey resigned as director effective August 23, 2017.

(4)	Mr. Graves was appointed as a director effective September 28, 2017.

(5)
Mr. Levey’s stock award was forfeited upon his resignation on August 23, 2017.  A cash award of $18,603 was granted to Mr. Levey in recognition of his services to the Company as a director and the forfeiture of 1,063 restricted stock awards granted to Mr. Levey in May 2017.  The cash award represents the closing price of the Company’s Common Stock on Mr. Levey’s resignation date multiplied by 1,063 shares subject to the unvested award.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors currently is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter.
Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors.
In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors.
The Audit Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the matters to be discussed as required by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and (ii) the independent registered public accounting firm’s independence from Atlantic Capital Bancshares, Inc., and its management, including the matters in the written disclosures and the letter we received from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee on independence. The Audit Committee considered the appropriateness of the provision of non-audit services by the independent registered public accounting firm relative to their independence.
Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Submitted by the Audit Committee

Marietta Edmunds Zakas (Chair)
Henchy R. Enden
James H. Graves
R. Charles Shufeldt

PROPOSAL 2 – RATIFICATION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

The Audit Committee of the Board of Directors has retained Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Although the Audit Committee has the sole authority to select and appoint the independent registered public accounting firm, the Board deems it advisable to obtain your ratification of this appointment. In determining that Ernst & Young be retained as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Ernst & Young was compatible with maintaining Ernst & Young’s independence and concluded that it was.
Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.
The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
Properly submitted proxies will be voted “FOR” ratification of the appointment of Ernst & Young unless otherwise specified. If the shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will consider a change in independent registered public accounting firm for the next fiscal year.

Fees
The fees billed or incurred by Ernst & Young for services rendered to the Company for the fiscal years indicated were as follows:

	Fiscal Year Ended
Fee Type	December 31, 2017	December 31, 2016
Audit Fees (1)	$463,500	$500,000
Audit-Related Fees (2)	75,000	10,500
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$538,500	$510,500
________________

(1)
“Audit Fees” are fees billed for professional services for the audit of the consolidated financial statements included in our Annual Report on Form 10-K, the audit of internal control over financial reporting pursuant to the requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) and the review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” are fees for due diligence services and the review of other SEC filings and communications, including our Registration Statement on Form S-3 filed in January 2017 and related prospectus filings.

(3)	“Tax Fees” are fees for professional services related to certain foreign tax compliance, tax advice, and tax planning, including the potential tax impact of recently enacted tax reform legislation.

(4)	“All Other Fees” are fees related to services other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”
Audit Committee Pre-Approval Policy for Independent Auditor Services
It is the policy of the Audit Committee to pre-approve all audit, audit-related, tax, and other permitted non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit Committee has adopted procedures for the pre-approval of services to be performed by the independent public accountants.
Pursuant to this policy, the Audit Committee will review, at least annually, and approve the terms of the audit engagement. At least annually, and at such other times as the Audit Committee deems necessary or appropriate to carry out its responsibilities, the Audit Committee will review both a report summarizing the services, provided or anticipated to be provided by the auditor and the related fees and costs, and a listing of newly requested services subject to pre-approval since its last regularly scheduled meeting. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee if approval is needed between Audit Committee meetings and the Audit Committee delegates such authority to the Chair. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s independent public accountants.
All fees related to audit, audit-related, tax, and other permitted non-audit services provided by Ernst & Young were reviewed and pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Bank conducts banking transactions in the ordinary course of business with officers and directors of the Company and the Bank and their associates, affiliates, and family members. While certain provisions of the Sarbanes-Oxley Act generally prohibit us from making personal loans to our executive officers and directors, it permits the Bank to make loans to our executive officers and directors so long as such loans are on non-preferential terms. The Bank makes loans to our executive officers, directors, and their family members that are made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.
The Board of Directors has adopted written policies to comply with applicable regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).
Transactions with related parties are subject to a written Related Person Transaction Policy. The Audit Committee reviews and approves all related party transactions between the Company and any related person, as defined by the SEC, on an ongoing basis and in accordance with the Company’s Related Person Transaction Policy. The Audit Committee discusses related party transactions with management and the Company’s independent registered public accounting firm regarding the business rational for the transactions and whether appropriate disclosures have been made.
Walter M. Deriso, III the son of Walter M. “Sonny” Deriso, Jr., Chairman of the Company’s Board, has been employed by the Bank since its inception, and is currently a Senior Vice President. During the fiscal year ended December 31, 2017 Mr. Deriso, III was paid approximately $180,134 in aggregate compensation and received other benefits (approximately $19,000 in aggregate value), which is comparable to compensation and benefits received by employees having similar positions. During the first quarter of fiscal year ending December 31, 2018, Mr. Deriso, III has been paid approximately $77,463 and has received other benefits (approximately $7,518 in aggregate value), which is comparable to compensation and benefits received by employees having similar positions. The compensation of Mr. Deriso, III was established by the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.
On December 14, 2017, the Bank entered into a Transfer, Purchase and Assumption Agreement with The Banc Group, LLC (“TBG”) pursuant to which TBG agreed to purchase the trust and fiduciary business previously operated by the Bank as Southeastern Trust Company division for approximately $1.75 million, subject to certain adjustments. TBG is owned and controlled by D. Michael Kramer, former director, President and Chief Operating Officer of the Company and the Bank, and Jonathan B. Rolen, Executive Vice President and Director of Wealth Management and Trust of the Bank. The Company’s financial advisor conducted an appropriate review of potential third party acquirers, and delivered an opinion that the purchase price was fair, from a financial point of view, to the Bank. The Audit Committee reviewed the proposed transaction pursuant to the Company’s Related Person Transaction Policy.
Other than the foregoing, since the beginning of our last fiscal year, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16 of the Exchange Act requires the Company’s directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. Based solely on a review of such copies and written representations from the Company’s reporting persons, the Company believes that all Section 16 filing requirements were fulfilled on a timely basis, except (i) that Mr. Shreiner’s timely filed Form 3, which was subsequently amended, inadvertently omitted shares of Common Stock that he owned at the time of filing, and (ii) as previously disclosed in in our 2017 proxy statement.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
Under certain conditions, shareholders may request that we include a proposal or director nomination at a forthcoming meeting of our shareholders in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any shareholder desiring to present a proposal to take action at the 2019 annual meeting of shareholders and include such proposal in our proxy materials must ensure that we receive the proposal, to be eligible for inclusion in our proxy statement, at our principal executive office, which is set forth under “Corporate Governance Matters—Change in Address” by December 3, 2018. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In order for a shareholder proposal, including a nomination for election to the Board of Directors, to be submitted at the 2019 annual meeting of shareholders (but not included in our proxy statement) the proposal must be received by the Company’s Secretary at least 90 but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2019 annual meeting of shareholders (but not included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not earlier than the close of business on January 17, 2019 and not later than the close of business on February 16, 2019.
The shareholder notice, with respect to all shareholder proposals, must comply in all respects with Section 2.5 of the Company’s Bylaws, which requires that such proposal be in writing and include (i) whether the shareholder, any such beneficial holder, or any nominee has any agreement, arrangement, or understanding with, or has received any financial assistance, funding, or other consideration from, any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the shareholder’s nomination, and the details thereof, including the name of such other person (the shareholder, any beneficial holder on whose behalf the notice is being delivered, any nominees, and any persons with whom such agreement, arrangement, or understanding exists or from whom such assistance has been obtained are collectively referred to as “Interested Persons”), (ii) the name and address of all Interested Persons, (iii) a complete listing of the record and beneficial ownership positions of all equity securities and debt instruments of the Company or any of its subsidiaries held by all Interested Persons, (iv) whether and the extent to which any hedging, derivative, or other transaction is in place or has been entered into within the prior six (6) months by or for the benefit of any Interested Person, and if so, a summary of the material terms thereof, and (v) a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination. In addition, a shareholder notice with respect to a matter other than the nomination of directors must also contain (i) the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by the shareholders, and (ii) a brief written statement of the reasons why such shareholder favors the proposal.
In addition, a shareholder notice with respect to director nominations must also include (i) such information relating to each shareholder nominee that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act (or the corresponding provisions of any successor regulation), (ii) each nominee’s signed consent to serve as a director of the Company if elected, (iii) whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation), and (iv) whether the shareholder is nominating such individual(s) at the request of a beneficial holder of shares. The Company may also require any proposed nominee to furnish such other information, including completion of the Company’s directors’ questionnaire, as it may reasonably require determining whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board of Directors under the various rules and standards applicable to the Company.
This section is subject to and qualified entirely by the requirements for shareholder proposals set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is available upon written request by following the instructions under “Corporate Governance Matters—Change in Address.”
It is presently anticipated that the Company’s 2019 annual meeting of shareholders will be held in May 2019. However, if the date of the 2019 annual meeting of shareholders is advanced by more than 30 days or delayed by more than 60 days from the one-year anniversary of the date of the 2018 Annual Meeting, the Company will, in a timely manner, provide public notice of the new date of the 2019 annual meeting of shareholders and the new dates by which shareholder proposals submitted pursuant to and outside of SEC Rule 14a-8 must be received by the Company.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.
ANNUAL REPORT
We filed an Annual Report on Form 10-K with the SEC on March 15, 2018. We make available on our website, www.atlanticcapitalbank.com (by clicking the “Investor Relations” tab, then “Financial Information,” then “Documents”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Annual Report on Form 10-K also serves as the annual disclosure statement of the Bank pursuant to Part 350 of the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”). The Form 10-K has not been reviewed or confirmed for accuracy or relevancy by the FDIC. Shareholders may also obtain a copy of these reports, without charge, upon request by following the instructions under “Corporate Governance Matters—Change in Address.”

OTHER MATTERS
As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board of Directors does not know of any such other business.
By order of the Board of Directors
Patrick T. Oakes
Secretary
Atlanta, Georgia
April 2, 2018

Atlantic Capital

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 16, 2018.

Vote by Internet

- Go to **www.envisionreports.com/ACBI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

1. Election of Directors:

01 - Walter M. Deriso, Jr.	02 - Adam D. Compton	03 - Henchy R. Enden	04 - James H. Graves
05 - Douglas J. Hertz	06 - Larry D. Mauldin	07 - R. Charles Shufeldt	08 - Lizanne Thomas
09 - Douglas L. Williams	10 - Marietta Edmunds Zakas		

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **Mark here to vote For All EXCEPT** – To withhold authority to vote for any nominee(s), write the number of such nominee(s) below.

____

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian, or corporate officer, give full title. If more than one trustee, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02ROCA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — ATLANTIC CAPITAL BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS — MAY 17, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder hereby appoints Douglas L. Williams, Patrick T. Oakes and Annette Rollins, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Atlantic Capital Bancshares, Inc., to be held on May 17, 2018, at 10:00 a.m. local time, at The Piedmont Driving Club, 1215 Piedmont Avenue N.E., Atlanta, Georgia 30309, and at any adjournments or postponements thereof, as directed on this proxy voting card with respect to the matters set forth on this proxy card, and with discretionary authority on all other matters that properly come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.